UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
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SUSSER HOLDINGS CORPORATION
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4525 Ayers Street Corpus Christi, TX 78415

April 16, 2013
To our fellow shareholders:
You are cordially invited to attend the annual meeting of shareholders of Susser Holdings Corporation to be held on Tuesday, May 21, 2013 at 11:00 a.m. Central Time at the offices of Susser Petroleum Company, 555 East Airtex, Houston, Texas 77073.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.
We hope you plan to attend the annual meeting, but even if you are planning to do so, we strongly encourage you to vote as soon as possible. You may vote your shares in advance of the meeting over the Internet, by telephone, or by completing and returning the enclosed proxy card or broker instruction card. Your vote is very important and voting as early as possible will ensure that your vote is counted at the meeting, even if you are present. Additional information about your voting options can be found in the enclosed proxy statement.
Thank you for your continuing support of Susser Holdings Corporation. We look forward to your participation in the annual meeting.

Sincerely,

Bruce W. Krysiak	Sam L. Susser
Non-executive Chairman of the Board	President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Susser Holdings Corporation
4525 Ayers Street
Corpus Christi, Texas 78415

Date and Time:	11:00 a.m. Central Time, Tuesday, May 21, 2013

Place:	Offices of Susser Petroleum Company, 555 East Airtex, Houston, Texas 77073. Directions to our annual meeting have been posted to our website at http://investor.susser.com.

Items of Business:
(1) Election of two Class I directors to serve terms expiring at the 2016 annual meeting of shareholders.

(2) Advisory vote on executive compensation.

(3) Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013.

(4) Approval of the Susser Holdings Corporation 2013 Equity Incentive Plan.

(5) Approval of the Susser Holdings Corporation Section 162(m) Performance Plan.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a shareholder as of the close of business on March 28, 2013.

Voting:
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to vote via telephone or Internet, or to submit your proxy or voting instructions, as soon as possible.

By order of the Board of Directors,

E.V. BONNER, JR.
Executive Vice President, Secretary and General Counsel
This notice of annual meeting and proxy statement and form of proxy are first being distributed on or about April 16, 2013.

SUSSER HOLDINGS CORPORATION 2013 PROXY STATEMENT
TABLE OF CONTENTS

2013 PROXY STATEMENT SUMMARY	1
QUESTIONS AND ANSWERS	3
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	6
INFORMATION ABOUT OUR BOARD	7
PROPOSAL 1: ELECTION OF DIRECTORS	10
DIRECTOR COMPENSATION	14
COMPENSATION COMMITTEE REPORT	16
COMPENSATION DISCUSSION AND ANALYSIS	16
PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	41
PRINCIPAL ACCOUNTANT FEES AND SERVICES	42
AUDIT COMMITTEE REPORT	43
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44
PROPOSAL 4: APPROVAL OF THE SUSSER HOLDINGS CORPORATION 2013 EQUITY INCENTIVE PLAN	45
PROPOSAL 5: APPROVAL OF THE SUSSER HOLDINGS CORPORATION SECTION 162(M) PERFORMANCE INCENTIVE PLAN	53
OTHER MATTERS	56
ANNEX A: SUSSER HOLDINGS CORPORATION 2013 EQUITY INCENTIVE PLAN	A-1
ANNEX B: SUSSER HOLDINGS CORPORATION SECTION 162(M) PERFORMANCE INCENTIVE PLAN	B-1

2013 PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be acted upon, including the election of directors and the non-binding advisory vote to approve named executive officer compensation, we call your attention to the following information about our 2012 financial performance. The following description is only a summary. For more complete information about these topics, please review the Company's Annual Report on Form 10-K and the complete proxy statement.

Annual Meeting Information	Proxy Voting Information
When: 11:00 a.m. Central Time, Tuesday, May 21, 2013. Where: Offices of Susser Petroleum Company, 555 East Airtex, Houston, Texas 77073
You do not need to attend the annual meeting to vote your shares. You can vote your shares by proxy, on the Internet, telephonically or by mail, by following the instructions on your proxy card or the broker instruction card provided by your broker.

Voting by Telephone: 1-800-652-VOTE (8683)
Voting by Internet: www.investorvote.com/SUSS
Your vote is important to us. Even if you cannot attend the annual meeting, please vote your shares!
Shareholders will be asked to sign in upon arrival.

FY 2012 Financial Highlights

2012 was another record-setting year for us. It marked our 24th consecutive year of same store sales growth and another record year of revenue and cash flow growth. Among other notable achievements, in 2012 we:

•
Successfully executed a $200 million initial public offering of our wholesale fuel distribution business, which will provide an additional source of capital for future growth while retaining the operational synergies of our integrated retail/wholesale operating structure.

•
Grew Adjusted EBITDAR* by 8% over the preceding year, fuel-margin-neutral Adjusted EBITDAR* by 13% over the preceding year, same-store merchandise sales by 6.6% over the preceding year and total fuel volumes by 11% over the preceding year (reflecting 5.8% year-over-year retail gallon growth on a per-store basis).

•	Accelerated organic growth in 2012, opening a record 25 newly constructed retail stores in 2012 and adding 39 new contracted wholesale dealer sites.

•	Reduced net debt to Adjusted EBITDA* to less than one times, and improved our overall liquidity position to the strongest point in our company's history.

•	Observed a 51% increase in our stock price.

•
Assisted Wellspring Capital Partners in the execution of a secondary public offering of 5.75 million shares of our common stock which increased our public float by approximately 50% and significantly expanded our shareholder base.

__________________________________
* Adjusted EBITDA and EBITDAR are non-GAAP financial measures. For a discussion of how we use these measures, and a reconciliation of these measures to net income, please see our accompanying annual report beginning on page 26.

Matters of Business at our 2013 Annual Meeting

(1) Election of Directors (Page 10 )
Sam L. Susser. Currently our President and CEO, Mr. Susser joined the company in 1988 and has played a pivotal role in our growth over the past 25 years.
Armand S. Shapiro.  As an independent director, Mr. Shapiro chairs our audit committee and serves on each of the independent committees of our board of directors and brings to our board extensive corporate and financial management experience.

(2) Advisory Vote to Approve Executive Compensation (Page 41)
98%
Percentage of shares voted in favor of reported 2011 NEO compensation at our 2012 annual meeting. We will continue to refine our executive compensation program to better align the interests of executives and shareholders
		FY 2012 NEO compensation highlights	• No change to CEO base compensation or target bonus.
• Implemented equity-based 3-year CEO long-term incentive plan, based on enumerated cumulative performance criteria.
• 2% to 15% increases in base compensation for other NEOs, in recognition of record 2011 performance and in keeping with findings from third party comparative compensation analysis.
• Equity awards granted in amount consistent with historical practices, with increasing emphasis on performance based awards.
(3) Ratification of Independent Registered Public Accounting Firm (Page 44)
Ernst & Young LLP	Firm retained by our audit committee as our 2013 independent registered public accounting firm.	$905,036 Total Fees for 2012	No significant disagreements with our independent registered public accounting firm in 2012
(4) Approval of the Susser Holdings Corporation 2013 Equity Incentive Plan (Page 45)
• If approved, the plan will be the sole active plan for providing equity incentive compensation to eligible participants.
• Adoption of the plan is in the best interest of shareholders and the Company, as equity awards granted under the plan help to attract, motivate, and retain talented personnel, align employee and shareholder interests, link employee compensation with Company performance, and maintain a culture based on employee stock ownership.

• 1.75 million shares will be reserved under the plan.
• Plan prohibits "re-pricing" of options and stock appreciation rights.
• Awards under the plan may, but need not, include performance criteria that satisfy Section 162(m).

(5) Approval of the Susser Holdings Corporation Section 162(m) Performance Incentive Plan (Page 53)
•  If approved, the plan will be sole active plan for providing both annual and long-term cash performance incentive compensation to eligible participants.
•  The plan is intended to motivate and reward our employees and executive officers for their contributions to the Company's performance.
•  Awards under the plan will include performance criteria that satisfy Section 162(m).

Our Board of Directors Recommends a Vote "FOR" Each of the Proposals Summarized Above

QUESTIONS AND ANSWERS

Proxy Materials
1. Why am I receiving these materials?
The Board of Directors (the "Board") of Susser Holdings Corporation ("Susser" or the "Company") is providing these proxy materials for you in connection with Susser's annual meeting of shareholders (the "Meeting"). As a shareholder, you are invited to attend the Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.
2. What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, Susser's Board and Board committees, the compensation of directors and certain executive officers, and other required information.
3. How may I obtain Susser's Form 10-K, Annual Report, Proxy Materials and other financial information?
A copy of our 2012 Annual Report, which includes our 2012 Form 10-K, is enclosed. Current and prospective investors can access the 2012 Annual Report, which includes our 2012 Form 10-K, as well as these proxy materials and other financial information, on our Investor Relations web site at: http://investor.susser.com.
Shareholders may request another free copy of our 2012 Annual Report from:
Susser Holdings Corporation
Attn: Investor Relations
P.O. Box 9036
Corpus Christi, TX 78469-9036
(361) 884-2463
InvestorRelations@susser.com
If you are a shareholder of record, you can choose to receive our annual reports and proxy materials solely by email by following the instructions provided at http://investor.susser.com, or by contacting us at the phone number or physical or email address provided above. If you hold your Susser stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports. If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an email message next year containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect until you tell us otherwise.
4. How may I obtain a separate set of proxy materials?
If you share an address with another shareholder, you may receive only one set of proxy materials (including our 2012 Annual Report and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting Investor Relations at the address and/or phone number specified in question 3 above. A separate set of proxy materials will be sent promptly following receipt of your request.
If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, please call Computershare Trust Company, N.A. at (800) 962-4284.
5. How may I request a single set of proxy materials for my household?
If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the physical or email address specified in question 3 above to request delivery of a single copy of these materials.
6. What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Voting Information
7. How many shares must be present or represented to conduct business at the annual meeting?
The quorum requirement for holding the Meeting and transacting business is that holders of a majority of shares of Susser common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described in question 15 are counted for the purpose of determining the presence of a quorum.
8. Who can vote?
You are entitled to vote your common stock if our records show that you held your shares as of the close of business on March 28, 2013 (the "Record Date"), including shares held directly in your name as the shareholder of record, and shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank (i.e., in 'street name'). On the Record Date, Susser had approximately 21,328,884 shares of common stock issued and outstanding.
9. How do I vote my shares?

•
Voting by Telephone. You can vote by calling the toll-free number printed on the proxy card or, if you are a beneficial owner, in accordance with any telephonic voting instructions provided to you by the record holder, as applicable.

•
Voting by Internet. You can vote electronically in accordance with the instructions on the proxy card or, if you are a beneficial owner, in accordance with any electronic voting instructions provided to you by the record holder, as applicable.

•
Voting by Proxy Card. If you are a record holder and received a proxy card, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. If you vote by telephone or by internet, you should not return a proxy card unless you wish to change your vote.

•
Voting in Person. You can vote in person at the Meeting if you are a record owner of the shares to be voted. You can also vote in person at the Meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

10. What is the deadline for voting my shares?
If you hold shares as the shareholder of record, your vote by written proxy must be received before the polls close at the Meeting and any electronic or telephonic vote must be received by 1:00 a.m. Central Time, on the day of the Meeting. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.
11. May I change my vote?
You may change your vote at any time prior to the vote at the Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary prior to your shares being voted, or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Meeting and voting in person.
12. Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Susser or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.
13. How are votes counted?
In the election of directors, you may vote "FOR" or "WITHHOLD" with respect to each of the nominees. In tabulating the voting results for the election of directors, only "FOR" votes are counted. For the advisory vote on executive compensation, for the ratification of the appointment of our independent registered public accounting firm, for the approval of the 2013 Equity Incentive Plan, for the approval of the Section 162(m) Performance Incentive Plan and any other items of business that may be properly brought before the Meeting, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN" in any of the above matters, the abstention has the same effect as a vote "AGAINST."
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the proposals).

14. What is the voting requirement to approve each of the proposals?
In the election of directors, each director will be elected by the vote of a plurality of "FOR" votes cast with respect to that director nominee. For the advisory vote to approve executive compensation, the ratification of the appointment of our independent registered public accounting firm, the approval of the 2013 Equity Incentive Plan, the approval of the Section 162(m) Performance Incentive Plan and for any other items of business that may be properly brought before the Meeting, the affirmative vote of a majority of those shares present in person or by proxy and entitled to vote is required.
15. What is a Broker Non-Vote?
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under New York Stock Exchange (NYSE) rules, the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) is considered a "routine" matter, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions. Brokers may not vote on the election of directors (Proposal No. 1), the advisory vote to approve executive compensation (Proposal No. 2), the approval of the 2013 Equity Incentive Plan (Proposal No. 4), or the approval of the Section 162(m) Performance Incentive Plan (Proposal No. 5), which are considered "non-routine" proposals, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as "non-votes." Shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Meeting, assuming that a quorum is obtained.
16. What happens if additional matters are presented at the annual meeting?
Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy holders, E.V. Bonner, Jr. and Mary E. Sullivan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting. If for any reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
17. Who will bear the cost of soliciting votes for the annual meeting?
Your proxy is being solicited by the Board on behalf of Susser. Susser will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.
18. Where can I find the voting results of the Meeting?
We intend to announce preliminary voting results at the Meeting and publish final results in a current report on Form 8-K within four business days of the Meeting.
Stock Ownership Information
19. What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most Susser shareholders hold their shares through a broker or other nominee rather than directly in their own name.
If your shares are registered directly in your name with Susser's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Susser. As the shareholder of record, you have the right to grant your voting proxy directly to Susser or to a third party, or to vote in person at the Meeting. Susser has enclosed a proxy card for you to use.
If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee in how to vote your shares. Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting.
20. What if I have questions for Susser's transfer agent?
Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account. Computershare Investor Services, 250 Royall Street, Canton, MA 0202; telephone: 800-962-4284.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth, as of March 15, 2013, information regarding the beneficial ownership of the common stock of Susser Holdings Corporation and shows the number of shares and percentage owned by:
•each person who is known by us to be the owner of 5.0% or more of our common stock;
•each of our named executive officers and directors; and
•all executive officers and directors, as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"). These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. Accordingly, the foregoing table does not include options to purchase our shares of common stock by any of such persons which are not exercisable within the next 60 days, or shares of restricted stock or restricted stock units ("RSUs") that will not vest within the next 60 days.

	Shares Beneficially Owned †
Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC (1)	1,462,418	6.8%
Sam L. Susser (2)	2,310,434	10.7%
E.V. Bonner, Jr. (3)	325,440	1.5%
Steven C. DeSutter	162,576	*
Rocky B. Dewbre	131,836	*
Mary E. Sullivan	97,722	*
David P. Engel (4)	81,392	*
Bruce W. Krysiak (5)	50,414	*
Armand S. Shapiro	32,508	*
Ronald G. Steinhart	22,695	*
Sam J. Susser	67,775	*
All executive officers and directors as a group (10 persons) (6)	3,282,792	15.2%
________________

*	Represents less than 1%.

†
Does not include shares of unvested restricted stock or RSUs that may not be voted or transferred prior to vesting. Includes shares underlying vested options that have not been exercised. As of March 15, 2013, there were 21,558,027 shares of our common stock deemed to be beneficially owned for purposes of the above table.

(1)	The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. This information was reported as of December 31, 2012 on a Schedule 13G filed February 14, 2013.

(2)
The total number of shares of common stock includes shares held in trust in which Mr. Susser acts as Trustee. Does not include 120,425 shares conveyed to a trust for Mr. Susser's children and future grandchildren, of which trust Mr. Bonner serves as trustee. The address for Mr. Susser is P.O. Box 9036, Corpus Christi, TX 78469.

(3)
Includes 1,000 shares owned by Mr. Bonner's minor children. Includes 120,425 shares held in a trust for the benefit of Mr. Sam L. Susser's children and future grandchildren. Mr. Bonner acts as trustee of this trust, and disclaims beneficial ownership of such units.

(4)	Includes 57,467 shares of common stock held by Engel Investments, Ltd. Mr. Engel serves as the President of the general partner of Engel Investments, Ltd.

(5)	Includes 2,200 shares held by a private foundation for which Mr. Krysiak serves as trustee.

(6)
Includes shares of common stock held in trusts for which Mr. Sam L. Susser and Mr. Bonner act as trustees, 1,000 shares owned by Mr. Bonner's minor children and 2,200 shares held in a foundation for which Mr. Krysiak serves as trustee.

INFORMATION ABOUT OUR BOARD

Our Board of Directors
Our Board of Directors currently consists of the following six members: David P. Engel, Bruce W. Krysiak, Armand S. Shapiro, Ronald G. Steinhart, Sam J. Susser and Sam L. Susser. Our Board is classified into three classes of directors, each serving for staggered three-year terms. One class of directors is elected by the shareholders each year. We believe that classification of our Board helps to assure the continuity and stability of our business strategies and policies as determined by the Board. Holders of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, the holders of a plurality of shares of common stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.
Leadership Structure
Sam L. Susser has served as President and Chief Executive Officer since 1992. In his role as CEO, Mr. Susser has general responsibility for the management and operations of the Company. Mr. Bruce W. Krysiak has served as our non-executive Chairman of the Board since 2000. In his role, Mr. Krysiak leads the Board in the fulfillment of its responsibilities and presides at all meetings of the Board and our shareholders. We believe that the Chairman of the Board of Directors, independent directors and Chief Executive Officer bring different perspectives and roles to the Company's management, oversight and strategic development. The Board believes the separate roles of Chairman and Chief Executive Officer are currently in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board will, however, maintain its flexibility to make this determination at any given point in time to provide appropriate leadership for the Company.
Board Meetings and Annual Meeting of Shareholders
Our Board of Directors held nine meetings in the 2012 fiscal year. In the 2012 fiscal year, each of our incumbent Directors attended 75% or more of the total number of meetings of the Board of Directors and of the meetings of the Board committees on which he served.
Directors are also requested, but are not required, to attend each annual meeting of shareholders. A majority of our Board attended our 2012 annual meeting of shareholders.
In accordance with our Corporate Governance Guidelines, our Board holds executive sessions of non-management directors not less than twice annually and any time that the position of Chairman of the Board is occupied by an independent director, the Chairman of the Board will preside as such executive sessions. Currently, Mr. Krysiak, our independent Chairman, presides at all such executive sessions.
Board Independence
NYSE Rules require that our Board be comprised of a majority of independent directors. The Board has determined that each of Messrs. Engel, Krysiak, Shapiro and Steinhart qualifies as an "independent director" under NYSE Rules and SEC rules for audit committee independence.

Committees of Our Board of Directors
The current standing committees of the Board are: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates under a written charter approved by the Board, current copies of which are available on our website at http://investor.susser.com/governance.cfm. Our Board of Directors may on occasion establish other committees as it deems necessary or required.
The current membership of our committees is set forth below:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David P. Engel	☑	Chair	☑
Bruce W. Krysiak		☑	Chair
Armand S. Shapiro	Chair	☑	☑
Ronald G. Steinhart	☑	☑	☑
Sam J. Susser
Sam L. Susser

Audit Committee
Our Board of Directors has established an audit committee in accordance with SEC rules. The current members of the audit committee are Messrs. Shapiro (Chair), Engel and Steinhart, each of whom is financially literate under the NYSE rules. The Board has determined Mr. Shapiro, an independent director, qualifies as an audit committee financial expert as defined under SEC rules. The audit committee reviews and monitors our internal controls, financial reports and accounting practices, as well as the scope and extent of the audits performed by both the independent and internal auditors, reviews the nature and scope of our internal audit program and the results of internal audits, and meets with the independent auditors.
The audit committee held eight meetings during the 2012 fiscal year to discuss matters relating to the engagement of the Company's independent auditors, to review Company financial statements and periodic filings and to address standing agenda items. Members of the audit committee participated in numerous other meetings with members of Company management, the Company's internal audit department and the Company's independent auditors to discuss status of ongoing audit or other compliance initiatives, without convening formal meetings. The audit committee also produces a report regarding its oversight function on an annual basis, as set forth further below in this proxy statement under the caption "Audit Committee Report."
Compensation Committee
Our Board of Directors has formed a compensation committee, currently chaired by Mr. Engel. Mr. Shapiro, Mr. Steinhart and Mr. Krysiak also serve on the compensation committee. The compensation committee oversees our compensation, employee benefit and equity compensation plans and programs, including determining and and approving the compensation of our CEO. Please see "Compensation Discussion and Analysis" for more information regarding the functions of the compensation committee and process and manner in which it makes compensation decisions. The compensation committee held six meetings during the 2012 fiscal year.
Nominating and Corporate Governance Committee
Our Board of Directors has formed a nominating and corporate governance committee which is currently chaired by Mr. Krysiak. Mr. Shapiro, Mr. Steinhart and Mr. Engel also serve on the nominating and governance committee. The primary purpose of the nominating and corporate governance committee is to identify and to recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board, advise the Board with respect to the Board composition, procedures and committees, develop and recommend to the Board a set of corporate governance principles and guidelines applicable to us and oversee the evaluation of the Board and our management. The nominating and governance committee met four times during the 2012 fiscal year.
Board Role in Risk Oversight
The Board discusses with management major risk factors relating to the Company and its performance, and reviews measures to address and mitigate such risks. The Board has oversight responsibility for the processes established to identify, report and mitigate material risks applicable to the Company. The Board has delegated its oversight responsibility to the audit committee with respect to financial and accounting risks. The audit committee discusses with management the Company's major financial risk exposures and the Company's risk assessment and risk management policies. Management, including internal audit, and the independent registered public accounting firm provide to the audit committee periodic assessments of the Company's risk management processes and system of internal control. The audit committee also meets annually with the Company's outside insurance brokers and reviews the Company's insurance programs, reviews coverage limits against selected peer group data and assesses appropriate levels of risk retention, including insured risk versus non-insured risk.
Stock Ownership Guidelines
Ownership of our common stock by directors tends to align the interests of members of the Board with the interests of our shareholders. Our Corporate Governance Guidelines include a stock ownership and retention policy applicable to our directors and executive officers. Within five years of after first joining the Board, directors are expected to accumulate and retain shares of common stock of the Company with a value of at least three times base retainer. See "Compensation Discussion and Analysis - Significant Policies and Practices" below.
Shareholder Communications
Our shareholders may communicate directly with the members of the Board or the individual chairperson of standing Board committees by writing directly to those individuals at the following address: Susser Holdings Corporation, P.O. Box 9036, Corpus Christi, Texas 78469. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual member of the Board unless we believe the communication may pose a security risk.

Code of Ethics
Our Board has approved the Company Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the principal executive officer and the principal financial officer. The Code of Business Conduct and Ethics is available on our website at http://investor.susser.com/governance.cfm and in print without charge to any shareholder who sends a written request to the Company's Secretary at our principal executive offices. The Company intends to post any amendments to or waivers of this code for its directors and executive officers, including its principal executive officer and principal financial officer, at this location on its website.

Corporate Governance Guidelines
Our Board has adopted a set of Corporate Governance Guidelines to promote a common set of expectations as to how the Board and its committees should perform their functions. These principles are published on the Company's website at http://investor.susser.com/governance.cfm and reviewed by the Board annually or more often as the Board deems appropriate.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee were formerly an officer or employee of the Company or are a "related person" as defined by the regulations to the Securities Exchange Act of 1934. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers serve as a director of the Company or member of the compensation committee.

PROPOSAL 1: ELECTION OF DIRECTORS

General
There are currently six members on our Board of Directors, which is divided into three classes. Class I consists of Armand S. Shapiro and Sam L. Susser whose terms expire at the Meeting, Class II consists of Ronald G. Steinhart and Sam J. Susser whose terms expire at the 2014 annual meeting of shareholders, and Class III consists of Bruce W. Krysiak and David P. Engel whose terms expire at the 2015 annual meeting of shareholders.
Director Selection Criteria and Procedures
Although our nominating and corporate governance committee does not believe in setting specific minimum qualifications for candidates for membership on the Board, the nominating and corporate governance committee is committed to the belief that candidates for membership on the Board should have the high professional and personal ethics and values, consistent with the Company's longstanding values and standards, and should have broad experience at the policy-making level in business, government, education, the retail industry or public service. The nominating and corporate governance committee seeks to achieve a balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. The Company does not have a formal policy with regard to the consideration of diversity in identifying Board candidates, but the nominating and corporate governance committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's businesses. The nominating and corporate governance committee believes such candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience and that their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all duties as a director. Each director must represent the interests of all shareholders of the Company.
The nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of the Board and recommends to the Board any appropriate changes. In the event that vacancies are anticipated, or otherwise arise, the nominating and corporate governance committee will consider potential candidates for director. Candidates may come to the attention of the nominating and corporate governance committee through current Board members, professional search firms, shareholders or other persons. Identified candidates will be evaluated at regular or special meetings of the nominating and corporate governance committee and may be considered at any point during the year.
The nominating and corporate governance committee will consider properly submitted shareholder recommendations for candidates for the Board to be included in the Company's annual proxy statement using the same criteria as described above. See "Shareholder Proposals" below. The nominating and corporate governance committee may also engage the services of a professional search firm to identify and assist in evaluating and conducting due diligence on potential director nominees.
Director candidates will not be nominated for election, and incumbent directors are expected to withdraw their names from consideration for re-election, to the Board after their 75th birthday.

Director Nominees
At this year's annual meeting, Susser shareholders will vote for the two nominees for Class I director listed below, each of whom has been approved by the nominating and corporate governance committee for nomination for reelection at the annual meeting, to serve until the 2016 annual meeting of shareholders or until the election and qualification of their successors. The election of each director requires the plurality vote of the shares of our common stock present, in person, or by proxy, at the annual meeting. The information presented in the tables below is as of March 15, 2013.

Name, Age, Position and Committee Memberships	Class (Term Expiration)	Term of Office and Business Experience
ARMAND S. SHAPIRO Age 71; Director, Audit Committee (Chair), Compensation Committee, Nominating and Corporate Governance Committee	I (2013)
Mr. Shapiro has served as our director since 1997 and also chairs the audit committee. Mr. Shapiro joined Newport Board Group as a Partner in October of 2011. Newport Board Group is a partnership of board director and senior executive leaders that assists emerging growth and middle market companies improve their performance. He served from October 2001 through January 2006 on the board of directors of Bindview Development Corporation, then a publicly traded corporation that provided software for proactively managing information technology security compliance operations. Mr. Shapiro was the Chairman and Chief Executive Officer of Garden Ridge Corporation from 1990 until June 1999. During the 1980's, Mr. Shapiro also served as President, a member of the executive management team, and a director of Computer Craft, Inc., then a publicly traded retailer of computer products. He was previously a partner and Chief Operating Officer of Modern Furniture Rentals, Inc., a family-owned and operated business. Mr. Shapiro is a graduate of Renesselaer Polytechnic Institute and has served as an officer in the United States Army. Mr. Shapiro also serves on the board of directors of Susser Petroleum Partners GP LLC, the general partner of Susser Petroleum Partners LP.
Mr. Shapiro's extensive corporate and financial management experience and tenure on our Board, as well as his specific background in technology and retail operations provide valuable expertise to the Board in strategic planning, risk management, financial and accounting oversight.

SAM L. SUSSER Age 49; President, Chief Executive Officer and Director	I (2013)
Mr. Susser has served as our President and Chief Executive Officer since 1992 and as a director since 1988. From 1988 to 1992, Mr. Susser served as our General Manager and Vice President of Operations. From 1985 through 1987, Mr. Susser served in the corporate finance division and the mergers and acquisitions group with Salomon Brothers Inc, an investment bank. Mr. Susser currently serves as a director of a number of charitable, educational and civic organizations. Sam L. Susser is the son of Sam J. Susser, who is also a member of our Board of Directors. Mr. Susser is also chief executive officer and chairman of the board of directors of Susser Petroleum Partners GP LLC, the general partner of Susser Petroleum Partners LP.
The Susser family has been in the fuel distribution business for over 75 years. Mr. Susser provides insight into all aspects of the Company's business. His financial industry experience along with his in-depth knowledge of our business has been invaluable to the Board in setting strategic, financial and operating strategy.

Our Board has no reason to believe that the persons named above as nominees will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies voted for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by our Board.
OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THESE NOMINEES.

Continuing Directors
The following describes current members of our Board of Directors whose terms will continue beyond the Meeting.

Name, Age, Position and Committee Memberships	Class (Term Expiration)	Term of Office and Business Experience
RONALD G. STEINHART Age 72; Director, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee	II (2014)
Mr. Steinhart has served as a member of our board of directors since 2009 and was Chairman and CEO, Commercial Banking Group, of Bank One Corporation from December 1996 until his retirement in January 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and CEO of Bank One, Texas, N.A. Mr. Steinhart joined Bank One in connection with its merger with Team Bank, which he founded in 1988. Mr. Steinhart serves as a director of Penske Automotive Group, Texas Industries Inc. and Southcross Energy Partners GP, LLC, the general partner of Southcross Energy Partners, LP. Mr. Steinhart was, in the previous five years, formerly a director of Penson Worldwide, Inc. and Animal Health International, Inc., and a Trustee of the MFS/Compass Group of mutual funds.
Mr. Steinhart's background in the banking and commercial lending industries, his corporate leadership experience, and his accounting and financial management acumen gained from his experience as a Certified Public Accountant and service on other public boards including audit committees, is valuable to the Board with respect to corporate finance, strategic business planning, risk management and corporate governance.

SAM J. SUSSER Age 73; Director	II (2014)
Mr. Sam J. Susser has served as a member of our Board of Directors since 1988 and was our chairman from 1988-1992. Mr. Susser was also the Chairman and Chief Executive Officer of Plexus Financial Services, a holding company based in Dallas, Texas, from 1987 through 1991. Mr. Susser's experience includes various positions with The Southland Corporation (7-Eleven, Inc.), Plexus Financial Services and CITGO Petroleum Corporation, where he served as President. Mr. Susser is a director and member of the Audit Committee and Executive Committee of Alberto-Culver Company, a manufacturer and marketer of personal care and household brands. Mr. Susser previously has served on the board of directors of Garden Ridge Pottery and Computer Craft, Inc. Sam J. Susser is the father of Sam L. Susser, our President and Chief Executive Officer and a director. Mr. Susser also serves on the board of directors of Susser Petroleum Partners GP LLC, the general partner of Susser Petroleum Partners LP.
Mr. Susser's father founded the family's fuel distribution business in the 1930's. In addition to his entrepreneurial spirit and extensive experience with our Company, Mr. Susser also has gained substantial executive experience in other companies and on other boards, which enhances the leadership he provides to our Board, as well as his insights into corporate governance, risk management, strategic and financial planning, and operating strategy.

Name, Age, Position and Committee Memberships	Class (Term Expiration)	Term of Office and Business Experience
BRUCE W. KRYSIAK Age 62; Director and non-executive, Chairman, Compensation Committee, Nominating and Corporate Governance Committee (Chair)	III (2015)
Mr. Krysiak has served as our director and Non-Executive Chairman since 2000. Mr. Krysiak has been Chairman of EDABB, Inc., a personal investment company, since 1999. Prior to 1999, Mr. Krysiak served as the President and Chief Operating Officer, as well as a member of the board of directors, of Toys"R"Us, Inc. from 1998 to 1999, President and Chief Operating Officer of Dollar General Corporation from 1996 to 1997 and Chief Operating Officer of Circle K Corporation from 1995 to 1996. Currently, Mr. Krysiak serves as chairman of the board of directors of Good Food Holdings, owners of high-end supermarkets in California and Washington State, and non-executive chairman of the board of both LaDove, Inc., a hair care products manufacturer, and Quantum Health, a leader in coordinated health care services. In addition, Mr. Krysiak serves as a member of the board of directors of several privately held entities. Mr. Krysiak also served on our Board of Directors in 1995 and 1996.
Mr. Krysiak's extensive experience in the retail business sector, his corporate leadership experience and his tenure on our Board provide a long-term historic perspective and leadership to the Board, along with valuable insights into operational strategy and execution.

DAVID P. ENGEL Age 62; Director, Audit Committee, Compensation Committee (Chair), Nominating and Corporate Governance Committee	III (2015)
Mr. Engel has served as a member of our Board of Directors since September 2007. Mr. Engel has been the principal of Corpus Christi-based Engel and Associates, LLC, since 1999 which provides business management consulting services to public and private companies in the areas of financial performance improvement, acquisitions and divestitures. Prior to joining Engel and Associates, LLC, Mr. Engel was president of Airgas Southwest, Inc. and was CEO, president and owner of Welders Equipment Company. Mr. Engel previously served on our Board of Directors from 2000 to 2005 and serves on the board of directors of several privately held companies. Mr. Engel also serves on the board of directors of Susser Petroleum Partners GP LLC, the general partner of Susser Petroleum Partners LP.
Mr. Engel's executive management and consulting experience is valuable to the Board in setting strategic direction, and developing and executing growth and compensation strategies.

DIRECTOR COMPENSATION

Standard Director Compensation Arrangements
We compensate each of our non-employee directors as follows:

Annual Board Retainer	$60,000
Chairman of the Board Retainer	$17,500
Chairman of Audit Committee Retainer	$10,000
Chairman of Compensation Committee Retainer	$7,500
Chairman of Nominating and Governance Committee Retainer	$7,500
Our non-employee directors have also received awards of restricted shares of common stock and options to purchase shares of common stock, typically amounting to approximately $100,000 in awards at the time a director joins the board and approximately $75,000 in awards annually, thereafter. These director shares and options all vest over one to five years. Sam L. Susser receives no compensation for serving as a director. All directors are entitled to participate in our health insurance plan and to reimbursement for their expenses incurred in attending meetings.
Pursuant to our Corporate Governance Guidelines, our non-employee directors are required to own shares of our common stock equal to three times the annual base retainer within a certain period of time. See "Stock Ownership and Retention Policy," below.
Adjustment to Director Compensation
In March 2012, after review and discussion of prevailing market practices with Buck Consultants, and in recognition of the additional time required to fulfill this responsibility, the additional annual compensation provided to our Chairman of the Board was increased from $7,500 in 2011 to $17,500.
2012 Director Compensation
The following table details the total compensation earned by the Company's directors in 2012:

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total ($)
David P. Engel	67,500	74,995	142,495
Bruce W. Krysiak	85,000	74,995	159,995
Armand S. Shapiro	70,000	74,995	144,995
Ronald G. Steinhart	60,000	74,995	134,995
Sam J. Susser	60,000	74,995	134,995
Sam L. Susser (1)	—	—	—
________________

(1)
Mr. Sam L. Susser receives no compensation for his service as director. Mr. Sam L. Susser’s base compensation and restricted stock awards are included in the compensation tables for our NEOs (as defined below) following the CD&A.

(2)
Each of our non-employee directors in 2012 received an annual base retainer of $60,000. Effective 2012, our chairman of the Board receives an additional $17,500 for serving in this capacity. The chairman of our nominating and corporate governance committee and the chairman of our compensation committee each received $7,500, and the chairman of our audit committee received $10,000 in additional annual compensation for serving in those capacities.

(3)
The amounts reported for stock awards represent the full grant date fair value of the awards granted in 2012, calculated in accordance with the accounting guidance on share-based payments. These amounts do not correspond to the actual value that may be recognized by the recipient upon any disposition of vested stock and do not give effect to any decline or increase in the trading price of our stock since the date of grant. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock awards reported above, please see "Note 18-Share Based Compensation" in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K, which is included in our 2012 Annual Report to Security Holders.

The following table presents additional information regarding stock awards granted to our non-employee directors during 2012:

Name	Grant Date		Approval Date	Stock Awards: Number of Shares of Stock (#)	Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
David P. Engel	3/1/2012	(2)	2/7/2012	3,035	—	—	74,995
Bruce W. Krysiak	3/1/2012	(2)	2/7/2012	3,035	—	—	74,995
Armand S. Shapiro	3/1/2012	(2)	2/7/2012	3,035	—	—	74,995
Ronald G. Steinhart	3/1/2012	(2)	2/7/2012	3,035	—	—	74,995
Sam J. Susser	3/1/2012	(2)	2/7/2012	3,035	—	—	74,995
________________
(1) The reported grant date fair value of stock awards was determined in compliance with FASB ASC Topic 718 and are more fully described in Note 18-Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K, which is included in our 2012 Annual Report to Security Holders.
(2) The reported grant date fair value of the restricted stock award was determined based on the closing price of our stock on the grant date of $24.71. The restricted shares vest on March 1, 2013.
The following table presents the outstanding equity awards held by our non-employee directors as of December 30, 2012:

	Option Awards (1)					Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)		Market Value of Shares that Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
David P. Engel	14,158	—		23.58	11/30/2017
	1,666	3,334	(4)	12.53	5/22/2019
						1,667	(3)	57,195
						3,035	(6)	104,131

Bruce W. Krysiak	—	—		—	—	1,667	(3)	57,195
						3,035	(6)	104,131

Armand S. Shapiro	14,158	—		16.50	12/20/2015	—		—
						1,667	(3)	57,195
						3,035	(6)	104,131

Ronald G. Steinhart	—	9,439	(5)	11.67	9/16/2019
						3,035	(6)	104,131

Sam J. Susser	26,441	—		16.50	12/20/2015
						1,667	(3)	57,195
						3,035	(6)	104,131
________________

(1)
Reflects options and restricted stock granted under the 2006 Equity Incentive Plan. For additional information refer to Note 18–Share Based Compensation of our Notes to Consolidated Financial Statements included in our 2012 Annual Report on Form 10-K, which is included in our 2012 Annual Report to Security Holders.

(2)	Based on closing market price of $34.13 on December 28, 2012.

(3)	The unvested portion of this award vested on February 28, 2013.

(4)	This award will vest in equal installments on May 22, 2013 and May 22, 2014.

(5)	This award will vest in equal installments on September 16, 2013 and September 16, 2014.

(6)	The unvested portion of this award vested on March 1, 2013.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the section of this report entitled "Compensation Discussion and Analysis" ("CD&A") with Susser management and provided comments on its content.
Based on the review and discussions described above, the Compensation Committee recommended to the Board that the CD&A be included in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders and incorporated by reference into our Annual Report on Form 10-K for the year ended December 30, 2012.
Compensation Committee
David P. Engel (Chair)
Bruce W. Krysiak
Armand S. Shapiro
Ronald G. Steinhart

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This overview summarizes certain key points discussed below in this Compensation Discussion and Analysis section (the "CD&A") and presents supplemental information, including a description of recent compensation decisions.
2012 Financial Highlights
The Company achieved several milestones during 2012, including the following:

•	Successful execution of an initial public offering of our wholesale fuel distribution business, which:

•	raised over $200 million to reduce outstanding indebtedness and accelerate our growth plans;

•	provided a market-based valuation for the wholesale business which significantly exceeds convenience store valuation multiples; and

•	created an additional source of capital for future growth.

•	Adjusted EBITDAR* grew by 8% over the prior year (in which we experienced record fuel margins) and 16% over internal targets.

•	Fuel-margin-neutral Adjusted EBITDAR* grew by 13% over 2011, based on five-year average fuel margins after credit card expense, and achieved 97.8% of internal targets for 2012.

•	Our 24th consecutive year of positive same store merchandise sales growth, which increased by 6.6% over 2011.

•	Retail average fuel volume per store grew by 5.8% over 2011.

•	Total fuel volumes sold grew by 11% over 2011.

•	Accelerated organic growth in 2012, opening a record 25 newly constructed retail stores in 2012 and adding 39 new contracted wholesale dealer sites.

•	Reduced the ratio of net debt to Adjusted EBITDA* to less than one times, and improved our overall liquidity position to the strongest point in our company's history.

•	A 51% increase in our stock price from the end of fiscal 2011 to the end of fiscal 2012.

•
Assisted Wellspring Capital Partners in the execution of a secondary public offering of 5.75 million shares of our common stock, which increased our public float by approximately 50% and significantly expanded our shareholder base.

__________________________________
* Adjusted EBITDA and EBITDAR are non-GAAP financial measures. For a discussion of how we use these measures, and a reconciliation of these measures to net income, please see our accompanying annual report beginning on page 26.

Driving Performance
Our compensation committee (the "Committee") acknowledges the important roles members of management play in the long-term success of the Company and seeks to align our compensation practices to the achievement of annual and long-term Company goals. The Committee generally seeks to attract and retain key personnel by setting target annual compensation levels that are competitive with prevailing market practices while also taking into account each individual's responsibilities and contributions over both short-term and long-term horizons. However, the Committee believes that compensation should correlate strongly to Company and individual performance and that a significant portion of target compensation should be tied to internal annual financial performance criteria and/or creation of long-term value for our shareholders. The following charts reflect the composition of our CEO's and our other named executive officers' ("NEOs") (as a group) total fiscal 2012 targeted direct compensation, illustrating both fixed compensation and compensation that was subject to continuing specified performance criteria and consequently at risk:
Composition of 2012 Target Direct Compensation (1)

CEO	Other NEOs

	% of Total Target Direct Compensation
Component	CEO	Other NEOs
Fixed Compensation (Base Salary)	28%	39%
Performance Components:
Annual Incentive (a)	25%	23%
Performance Equity Awards (b)	8%	18%
Long-Term Equity Awards (c)	39%	20%
Total Compensation	100%	100%
_________________

(1)
The above amounts exclude any value attributed to health benefits, 401(k) or deferred compensation plan match, employee stock purchase program discounts or other amounts that are based on recipient's participatory discretion. The target compensation reflected above consists of NEO 2012 base salaries plus the following performance components:

(a)
Annual Incentive. The value reflected in the above charts represents the cash bonus award (calculated as a percentage of base salary) each NEO would have received if performance was achieved at the target levels established by the Committee at the beginning of 2012.

(b)
Performance Equity Awards. The value reflected in the above chart represents the grant-date fair value assuming the target level of performance is achieved. The actual value of these awards to our NEOs, if any, when they become fully vested depends not only on achievement of enumerated performance criteria, but also on the market price of our common stock at the time of vesting.

(c)
Long-Term Equity Awards. These awards include restricted stock or phantom unit grants that are subject to time-vesting, normally ranging from two to five years. The value reflected in the above chart represents the grant-date fair value of the shares awarded. The actual value of these awards to our NEOs when they become fully vested depends on the market price of our common stock (or, as the case may be, common units representing limited partner interests in Susser Petroleum Partners LP) at the time of vesting.
Promoting Alignment
In communicating our compensation philosophy to employees, we frequently refer to it simply as a "share" philosophy: when the Company achieves its financial objectives, we believe in providing the management team (including our NEOs) an opportunity to share in the financial benefits of those achievements. Similarly, if annual performance does not meet expectations we do not believe it is fair to our shareholders, our employees and our other stakeholders to pay our NEOs and other members of management generous bonuses or make other immediate short-term payouts. This focus on the long-term is reinforced by the vested interest our management team has in the long-term success of our company. Our CEO is also our largest shareholder and our officers and directors collectively own approximately 15% of shares outstanding. We believe we have created a performance-oriented compensation culture which closely aligns the interests of our management team both with one another and also with the interests of the other critical stakeholders in the Company, as reflected by the chart below.

Relationship Between CEO Compensation and Performance
____________________

(1)	Percentages reflect performance of actual or fuel-margin-neutral adjusted EBITDAR compared to target each year.

(2)	Compensation as required to be reported in summary compensation table.
Encouraging Sustainable Growth
We use fuel-margin-neutral adjusted EBITDAR as a key measure of sustainable growth in our business. This metric is used to determine one-half of NEO cash incentive compensation and is the primary performance criteria for performance equity awards. Fuel-margin-neutral adjusted EBITDAR is a non-GAAP measure that reflects Adjusted EBITDAR assuming a consistent fuel margin in each period being compared, to eliminate variability in performance due to fuel price volatility, credit card expenses (which increase or decrease with the absolute price of fuel), fluctuating fuel margins and changes in short-term competitive conditions. Growth in fuel-margin-neutral adjusted EBITDAR is therefore achieved largely through increasing merchandise sales and margins and increasing fuel gallons sold while controlling expenses – which we view as among the key drivers in promoting long-term, sustainable and healthy growth in our core business.

Building on Responsible Pay Practices
We believe that a responsible compensation program is necessary not only to ensure we are acting as good stewards of shareholder capital, but also to promote the long-term growth and health of our business. To that end:

We Do:
• Set NEO target compensation at levels we believe are conservative in relation to those disclosed by our peers.
• Pay for performance, by tying awards to both short-term and long-term performance criteria.
• Mitigate inappropriate risks by using performance criteria we believe are reflective of sustainable core business growth.
• Require that NEOs adhere to meaningful share ownership guidelines (6x base salary for our CEO, 1.5x base salary for each of our other NEOs).
• Prohibit hedging of company stock by officers and directors.
• Maintain a "claw-back" policy that requires employees to remit any performance compensation received based upon erroneous financial results.
• Engage an independent compensation consultant to advise the Committee on compensation decisions.
• Provide only modest perquisites to NEOs.

We Do Not:
• Provide multi-year guaranteed bonuses.
• Maintain equity plans that permit award re-pricing without specific shareholder approval.
• 'Gross up' the tax consequences of any perquisites.
• Pay dividends or distributions on unvested equity awards.
• Offer a defined benefit pension plan.

Results of 2012 Say on Pay Vote
At its 2012 annual meeting, the Company conducted an advisory vote on executive compensation, in which the Company's shareholders approved the Company's 2011 compensation program by 98% of the shares voted. The Committee considered the results of this vote as one of the many factors informing its compensation-setting process, and did not believe those results mandated significant changes.
Recent Compensation Decisions
The Committee met in February of 2013 to make formal determinations regarding achievement of 2012 performance criteria and to set 2013 compensation. In addition to making routine annual determinations on base salaries, performance targets and equity awards for the 2013 fiscal year, the Committee:

•
Determined that annual Adjusted EBITDAR targets for 2012 had been achieved on an actual and fuel-margin-neutral basis at 116.1% and 97.8%, respectively, and authorized the payment of bonuses applicable to achieving those performance levels.

•
Determined that the 2012 performance hurdle relating to the restricted stock units ("RSUs") granted to each of our NEOs, other than Sam L. Susser, in March 2012 had been partially satisfied, resulting in each of them continuing to hold 2,920 RSUs (out of a maximum award of 10,000), which remain subject to time vesting through November 2015.

•	Engaged Frederic W. Cook as the Committee's independent compensation advisor for 2013 compensation decisions.

•
Adopted, subject to approval by our shareholders at the Meeting, the Susser Holdings Corporation 2013 Equity Compensation Plan and the Susser Holdings Corporation Section 162(m) Performance Plan, both of which plans are intended to satisfy the provision of Section 162(m) of the Internal Revenue Code (the "Code") and may preserve the deductibility of compensation expense associated with future performance based awards.

•
Awarded to our NEOs, including our CEO, subject to shareholder approval of our 2013 Equity Compensation Plan, performance-based retention awards in the form of RSUs. These grants are in recognition of performance over the last three years, and remain subject to a one-year performance hurdle based on achieving target levels of fuel-margin-neutral adjusted EBITDAR, followed by time vesting through June 2015. We intend these awards to qualify as performance based awards under Section 162(m) of the Code.

•
Awarded to our NEOs, including our CEO, subject to shareholder approval of our 2013 Equity Compensation Plan, long-term performance awards in the form of RSUs. These awards are subject to three-year performance hurdles based on two to four of the following criteria as appropriate for each NEO's area of responsibility: achieving target levels of fuel-margin-neutral adjusted EBITDAR, total shareholder return, same store merchandise sales and motor fuel gallons, reduction in store manager turnover and increases in the Susser Petroleum Partners LP (the "Partnership" or "SUSP") cash distribution. We intend these awards to qualify as performance based awards under Section 162(m) of the Code.

Fiscal Year 2012 Compensation Program
For the 2012 fiscal year, the Company's NEOs were:

Name	Title	Tenure with Company
Sam L. Susser	President and CEO	25 Years
Mary E. Sullivan	Executive Vice President, Chief Financial Officer and Treasurer	13 Years
Steven C. DeSutter	Executive Vice President and President and CEO - Retail Operations	5 Years
E.V. Bonner, Jr.	Executive Vice President, Secretary and General Counsel (1)	13 Years
Rocky B. Dewbre	Executive Vice President and President/Chief Operating Officer - Wholesale	21 Years
_____________________
(1) Mr. Bonner served as outside counsel to the Company for approximately 10 years before his appointment as in-house General Counsel.
Compensation Philosophy
Guiding Principles. The Committee regularly assesses our compensation practices to achieve a structure that compensates our employees competitively and fairly and strikes an appropriate balance between short-term cash compensation and long-term incentives designed to attract, motivate and retain key personnel and align their interests with those of long-term shareholders. We believe that setting competitive levels of total compensation consistent with market norms is necessary to attract and retain talented and experienced individuals. We also strongly believe in paying for performance. In communicating our compensation philosophy to employees, we frequently refer to it simply as a "share" philosophy: when the Company achieves its financial objectives, we believe in providing the management team (including our NEOs) an opportunity to share in the financial benefits of those achievements. Similarly, if annual performance does not meet expectations we do not believe it is fair to our shareholders, our employees and our other stakeholders to pay our NEOs and other members of management generous bonuses or make other short-term payouts.
This focus on the long-term is reinforced by the vested interest our management team has in the long-term success of our company. Our CEO is also our largest shareholder and our officers and directors collectively own approximately 15% of shares outstanding. This 'share' philosophy is reflected through an increasingly heavy allocation of total compensation to incentive-based components as seniority and responsibility within the Company increases, and this philosophy has become increasingly pronounced in our approach to compensation over time. Based on the third-party market compensation analysis discussed in greater detail below, we believe our NEO target compensation has historically been more heavily weighted toward incentive compensation components (such as bonus and equity) than that of many of our publicly traded peers.
CEO Considerations. Our CEO, Sam L. Susser, is the Company's largest shareholder and owns approximately 11% of the Company's common stock. Mr. Susser has discussed with the Committee a preference that he receive any increases in base salary in the form of one-time equity grants rather than cash compensation. These two factors, his large equity interest in the Company and his historical reluctance to accept increases in base salary, have distinguished the Committee's approach to compensating Mr. Susser from our other NEOs in important respects.
Assessing and Mitigating Risks. The Committee and our Board are cognizant of the risks that often arise when companies tie compensation to specific performance criteria. By identifying and tying performance compensation to financial criteria that we believe are indicative of prudent management and sustainable growth in our core business, we believe we have mitigated the risk that our compensation practices might lead employees to pursue short-term gains or otherwise engage in risk-taking behavior that is not aligned with our business strategy. Our Company has consistently delivered growth in same store merchandise sales (for the past 24 years) and growth in fuel volume on an average per store basis, which differentiates us from many other retailers and believe our performance is indicative of a leadership team dedicated to long-term success rather than maximizing short-term results. Consequently, we do not believe our compensation programs create any significant risks to our business.

Key Compensation Components
The following table describes the primary components of executive compensation, excluding indirect or incidental compensation such as perquisites and health benefits or compensation arising from voluntary participation in plans or programs, such as employee stock purchase plan discounts or matching contributions under 401(k) or deferred compensation plans. The relationship of those components is reflected as a percentage of direct target compensation.

			Percentage of NEO 2012 Direct Target Compensation (1)
Compensation Component	Description and Process for Determination	Objectives	CEO		Other NEOs
Base Cash Salary	Each of our NEOs is currently party to an employment agreement that sets his or her base annual salary, subject to annual review and discretionary increase by the Committee for reasons such as changes in job responsibility or market trends or to reward individual performance.	• Provide a fixed minimum level of cash compensation.	28%		39%
		• Set a baseline for the establishment of incentive opportunities.
Annual Incentive	Annual incentive bonuses represent an opportunity to receive a cash award, typically paid within 90 days of the end of each fiscal year, based on the satisfaction of specific performance criteria at the Committee's discretion. The target bonus for each of our NEOs is a percentage of their base salary (75% of base salary for Mr. Susser and 60% of each of our other NEOs' base salaries in 2012). Target bonus levels (as a percentage of base salary) are established in each of the NEOs' employment agreements and may be increased from time to time at the discretion of the Committee.	• Align employee interests with those of our shareholders by providing awards that will drive an increase in the price of our common stock.	25%	(2)	23%
		• Attract and retain qualified employees.
Long-Term Equity Awards	Typically in the form of stock options, restricted stock or RSUs, these awards entitle recipients, at a future date, to receive shares of our common stock or, in the case of options, to purchase shares of our common stock at a price equivalent to the market price of our stock on the date the option is granted, subject to the recipient's continued employment with us for a specified period of time, typically between two and four years.	• Align employee interests with those of our shareholders by providing awards with a future value that will increase with the price of our common stock.	39%		20%
		• Attract and retain qualified employees.
Performance Based Long-Term Equity Awards	These awards are typically made as performance RSUs that entitle recipients to receive shares of our common stock at a future date subject to the achievement of enumerated threshold performance criteria over a specified period of one or more years. The recipient's continued employment with us for a specified period of time after (and if) the performance criteria have been satisfied may also be required, typically between one and three years.	• Drive and reward financial performance.	8%		18%
		• Tie incentive compensation to financial metrics the Committee believes are indicative of prudent management and sustainable long-term growth in our core business.
		• Align employee interests with those of our shareholders by providing awards with a future value that will increase with the price of our common stock.
		• Motivate employees to continue their employment with us.
________________
(1) Target compensation may not be realized if performance goals are not attained.
(2) For 2010, 2011 and 2012, Mr. Susser elected to receive one-third of his incentive bonus in the form of restricted stock, rather than cash.

Benefit Plans
We provide compensation in the form of other benefits, including medical, life, dental, and disability insurance in line with competitive market conditions. Our NEOs are eligible for the same benefit plans provided to our other non-store employees, including insurance plans and supplemental plans chosen and paid for by employees who wish additional coverage.
Our NEOs, other than Mr. Susser, may also participate in our 2008 Employee Stock Purchase Plan ("ESPP"). Mr. Susser is not eligible to participate because he beneficially owns 5% or more of the Company's common stock. Shares of our common stock are purchased quarterly through payroll deductions, with employee contributions limited to the lesser of 10% of compensation or $25,000 annually. Stock purchases are made shortly after the end of each fiscal quarter at 85% of the closing price on the last trading day of the quarter.
We maintain a 401(k) benefit plan for the benefit of our employees. All full-time employees who are over 21 years of age and have greater than six months tenure are eligible to participate. Under the terms of the 401(k) plan, employees can contribute up to 100% of their wages, subject to IRS limitations, which, for 2012, were generally a maximum contribution amount of $17,000 on maximum compensation of $250,000. We match 20% of the first 6% of salary that the employee contributes as a "guaranteed" match. Additionally, we may make a discretionary match that we determine in the first quarter of each year, based on the prior year's financial performance against internal targets. For fiscal 2011 and 2012 years, we made a discretionary match of 80% of the first 6% of salary that each employee contributed, in addition to the 20% guaranteed match.
We have also implemented a nonqualified deferred compensation (NQDC) plan for key executives, officers, and certain other employees to allow compensation deferrals in addition to that allowable under the 401(k) plan limitations, in that the contribution limits and compensation limits of the 401(k) plan do not apply to the NQDC plan. Participants in the NQDC plan may defer up to 75% of their salary. We match a portion of the participant's contribution each year on the first 6% of salary deferred, using the same percentage of guaranteed and discretionary matches that are used for our 401(k) plan. The investment options available in the NQDC plan are identical to those offered in the 401(k) plan. NQDC plan benefits are paid from our assets upon termination or retirement, and the plan does not otherwise permit early withdrawals, distributions or loans, except for certain hardship withdrawals in the event of unforeseen emergencies.
Significant Policies and Practices
Stock Ownership and Retention Policy.    Our Board, the Committee and our executives recognize that ownership of our common stock is an effective means by which to align the interests of our directors and executives with those of our shareholders. We have long emphasized the importance of stock ownership among our executives and directors. We also believe the existing ownership positions of our management team combined with equity awards issued in the past create a strong incentive to achieve long-term growth in the price of our common stock. In furtherance of these goals, we adopted a set of Corporate Governance Guidelines in 2010 with a stock ownership and retention policy applicable to our directors and executive officers that, as amended, applies as follows:

Position	Market Value of Common Stock Owned
CEO	6x Base Salary
Executive Vice President	1.5x Base Salary
Vice President	1x Base Salary
Member of Board of Directors	3x Base Retainer

Each person serving in any of the above capacities is expected to accumulate and retain the corresponding market value of shares in our common stock (including in-the-money vested options) within five years of falling under this policy. To the extent this objective is not being met, officers and directors are expected to not sell any shares until their holdings are in line with our policy. We believe this policy will reinforce and strengthen the alignment between the interests of our directors and officers and those of our shareholders.
Allocation of Compensation. Mr. Susser, Ms. Sullivan and Mr. Bonner each generally devote approximately 85% of their total business time to Susser Holdings Corporation and Mr. Dewbre currently devotes approximately 40% of his total business time to Susser Holdings Corporation. Each of those individuals spend the remaining portion of their business time attending to the business of the Partnership. The Partnership is required to reimburse us for compensation-related expenses attributable to the portion of these executive's time dedicated to providing services to the Partnership.
Prohibition on Hedging.  No director or officer subject to stock ownership and retention requirements described above is permitted to sell-short, hedge or otherwise engage in transactions in Company derivative securities the intent or effect of which is to insulate such person's interest in Company stock, stock options, restricted stock, RSUs, or other Company securities from declines in market value.
Claw-Back Policy.  Our Corporate Governance Guidelines also include a policy that requires us to "claw-back" or recoup any incentive compensation (both cash bonuses and equity awards) paid to executive officers in the three years preceding the date of any accounting restatement due to material non-compliance with any financial reporting requirements under the securities laws. This policy has been fully implemented in our bonus program and in our 2006 Equity Incentive Plan.
Perquisites and Other Benefits.  We provide minimal amounts of certain perquisites to our executive officers. Executives are eligible to receive annual health examinations and personal administrative and bookkeeping services support from corporate staff.
We do not provide executive officers with supplemental executive medical benefits or coverage. In addition, we generally do not pay for or reimburse executives for aircraft time relating to personal use, such as travel to and from vacation destinations. However, spouses (or other family members) occasionally accompany executives and directors when they are traveling on private aircraft for business purposes, such as attending an industry business conference at which spouses are invited and expected to attend.

Process and Timing of Compensation Decisions
The compensation-setting process used by the Committee for senior management consists of establishing targeted total compensation levels based upon information gained from consultants and/or through internal research and an assessment of an individual's performance and contributions to the Company (including its subsidiaries, such as SUSP), and then allocating that compensation among base salary and short-term and long-term incentive compensation.
The Committee reviews and approves all compensation targets and payments for senior management, including the NEOs. The CEO evaluates the performance of other officers and develops individual recommendations for the Committee's assessment and approval. CEO compensation is reviewed and approved by the Committee and by the Board, based upon their independent evaluation of the CEO's performance and contributions.
Role of Consultants and Comparative Analysis. The Committee periodically engages third-party compensation consultants to provide data or advice regarding compensation determinations. For purposes of informing its 2012 compensation determinations, in the fourth quarter of 2011, the Committee engaged the services of Buck Consultants LLC ("Buck") to conduct an independent study to compare salaries, bonuses, and long-term incentives for the CEO, NEOs and the Board of Directors on the basis of both (i) a broad market survey analysis utilizing both private and public company compensation data obtained from proprietary sources and (ii) a proxy analysis of comparable public companies. The broad market survey analysis aggregates data from hundreds of companies across a variety of industries with similar annual revenues to those of the Company. Due to the Company's unique retail convenience store, wholesale fuel distribution and restaurant business structure and its relative size, the Committee believes the Company has no direct peer companies. Also, individual roles, experience levels and other factors within peer companies may vary. Accordingly, these studies played a role in satisfying the Committee that our compensation plan was in line with appropriate ranges of NEO and director compensation, and assisted the Committee in determining salary, bonus and long-term incentives for the 2012 fiscal year.

The public company comparison group used by Buck to complete its public company proxy analysis consisted of the following 21 companies:

Alon USA Energy, Inc.	Weiss Markets Inc.	Spartan Stores Inc.

The Pantry, Inc.	Jack in the Box	Bob Evans Farms, Inc.

Casey’s General Stores, Inc.	O'Reilly Auto Parts	Village Super Market Inc.

Delek US Holdings, Inc.	Fred’s Inc.	Nustar Energy L.P.

Texas Roadhouse, Inc.	Ingles Markets Inc.	Sally Beauty Holdings, Inc.

Cracker Barrel Old Country Stores, Inc.	Carrols Restaurant Group, Inc.	Red Robin Gourmet Burgers, Inc.

Tractor Supply	Regency Energy Partners LP	Ruddick Corporation

The Committee reviewed the mean, median and 25th and 75th percentile base salary, total cash and total compensation levels by position in this analysis, and considered these findings in assessing 2012 executive compensation levels. Our CEO’s 2011 target compensation was between the 25th and 50th percentiles in this analysis reflecting his repeated recommendation to the Committee that it consider one-time equity grants in lieu of making any increases to his base salary above the level set in 2003. The Committee also considered Mr. Susser's significant ownership (approximately 11%) of our outstanding common stock. Average NEO 2011 target compensation excluding our CEO was also between the 25th and 50th percentiles. Average annual compensation for our non-employee, independent directors was between the 25th and 50th percentiles.
Individual Responsibilities, Performance and Contributions.  Individual responsibilities and performance criteria may also provide the impetus for certain compensation decisions and are used by the Committee in assessing comparability of market data, refining decisions regarding target levels of NEO annual compensation and considering equity award grants. These criteria are specific to each NEO position and may relate to a number of characteristics, including:
•Role and Responsibilities within the Company or SUSP
•Leadership
•Customer/Frontline Employee Experience
•Financial Performance/Acumen
•Ethics/Integrity
•Driving Growth
•Planning, Execution and Problem Solving
•Strategic Vision/Direction
•Leadership Development/Succession Planning
•Internal Controls/Risk Management
•External Relations
•Board Relations and Operations
These criteria may also be used at the Committee's discretion to adjust an individual's annual performance bonus above or below the level called for by reference to achievement of specific financial targets.
Timing of Compensation Decisions.  The Committee historically meets in the first quarter of each fiscal year to review the previous year's performance relative to financial targets and may authorize bonus payments and long-term incentive awards that tie to the achievement of those goals. The Committee will also then review the goals and management strategies for the new year, establish the target bonus levels for that fiscal year and approve any salary adjustments and associated effective dates. The Committee may, however, review salary and bonus levels at other times in the event of mid-year appointments, changes in responsibility or promotions. The Committee may also consider and grant long-term incentive awards from time to time as deemed appropriate during the year.

The following table summarizes the approximate timing of some of our more significant compensation events:

Event	Timing
• Consider changes to current year compensation program for implementation during the following fiscal year.	Third/fourth quarter

• Establish Company-wide and segment-specific financial performance objectives for the next fiscal year.	Fourth quarter

• Determine achievement of performance criteria for preceding fiscal year and authorize bonus payments.	First quarter

• Determine annual incentive bonus target criteria and equity grant performance target criteria, by individual, for current fiscal year performance period.	First quarter

• Consider base salary adjustments for executive officers for current fiscal year.	First quarter

• Establish bonus target payment levels (as a percent of base compensation) for executive officers for current fiscal year.	First quarter

• Consider long-term incentive compensation awards.	First quarter and from time to time
Determination of Performance Targets. At the beginning of each fiscal year, the Committee selects internal performance targets for both annual cash incentive and long-term and short-term performance equity awards that it believes are achievable while also aspirational, insofar as they are indicative of strong Company-wide or, as the case may be, segment-specific financial performance. Because Company performance is subject to external variables that may have either a positive or negative effect on annual performance, the Committee has not historically taken a purely formulaic approach to making bonus decisions and has reserved the discretion and ultimate authority to consider and discuss any number of subjective factors in making final award determinations.
The Company uses fuel-margin-neutral adjusted EBITDAR as a key measure of sustainable growth in its business, and since 2010 this metric has been used to determine one-half of NEO cash incentive compensation and has been the primary performance criteria for performance equity awards. Fuel-margin-neutral adjusted EBITDAR is a non-GAAP measure that reflects adjusted EBITDAR assuming a consistent fuel margin in each period being compared, to eliminate variability in performance due to fuel price volatility, credit card expenses (which increase or decrease with the absolute price of fuel), fluctuating fuel margins and changes in short-term competitive conditions. Growth in fuel-margin-neutral adjusted EBITDAR is therefore achieved largely through increasing merchandise sales and margins and increasing fuel gallons sold while controlling expenses–which the Company views as among the key drivers in promoting long-term, sustainable and healthy growth in its core business.
Tax and other Considerations. In structuring executive compensation, the Company considers the anticipated accounting and tax treatment of various arrangements and payments. Accounting for compensation arrangements is prescribed by the Financial Accounting Standards Board. In determining the design of our incentive arrangements, the accounting and tax treatment or method was considered, but the accounting for or deductibility of compensation has not historically been a determinative factor in compensation decisions. Section 162(m) generally limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its NEOs unless certain performance-based requirements are met. For 2013, the Committee has adopted certain plan design terms for long-term and annual cash incentives under the proposed Susser Holdings Corporation 2013 Equity Incentive Plan and the Susser Holdings Corporation Cash Incentive Plan that are intended to qualify for the performance-based exclusion from the deduction limitation on compensation above $1 million for certain named executive officers.
Similarly, the Committee has not historically considered gains recognized from prior stock options or restricted stock awards, because such grants are intended, in part, to promote alignment with our shareholders by permitting employees to enjoy the benefits of stock price appreciation. The Committee believes placing any significant degree of emphasis on the appreciation in value of prior grants when considering new awards would be inconsistent with that purpose.

Equity Plan Information
In connection with our initial public offering, we adopted the Susser Holdings Corporation 2006 Equity Incentive Plan (the "2006 SUSS Plan") which governs the terms of equity awards granted to our management team prior to our initial public offering as well as any future equity awards granted by the Company. In connection with its 2012 initial public offering, the Partnership adopted the Susser Petroleum Partners LP 2012 Long-Term Incentive Plan (the "SUSP Plan" and together with the 2006 SUSS Plan, the "Plans.") The Plans are intended to provide incentives that will attract, retain and motivate highly competent persons as directors and employees of, and consultants to, the Company and our subsidiaries, by providing them with opportunities to acquire shares of our common stock, common units representing limited partner interests in SUSP ("Units") or to receive monetary payments. Additionally, the Plans provide us a means of directly tying our executives' financial reward opportunities to our shareholders' and unitholders' return on investment.
Susser Holdings Plans. Employees and directors of, and consultants to, us or any of our subsidiaries are eligible to participate in the 2006 SUSS Plan, which is administered by the Committee. The 2006 SUSS Plan makes available an aggregate of 2,637,277 shares of our common stock, subject to adjustments. The 2006 SUSS Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, shares of restricted stock, and other stock-based awards. The Committee determines, with regard to each type of award, the terms and conditions of the award, including the number of shares subject to the award, the vesting terms of the award, and the purchase price for each award. Additionally, in 2008, our shareholders approved the 2008 Susser Holdings Corporation Employee Stock Purchase Plan, which permits eligible employees to purchase common stock through accumulated payroll deductions. If it is approved by our shareholders, the Susser Holdings Corporation 2013 Equity Incentive Plan will replace the 2006 SUSS Plan.
Partnership Plan. The SUSP Plan allows us to grant SUSP Units, as well as certain unit-based awards, to employees, consultants, and directors, who perform services for the Partnership. The SUSP Plan initially limits the number of Units that may be delivered pursuant to vested awards to 1,092,500. Additionally, on January 1 of each calendar year occurring prior to the expiration of the SUSP Plan, the total number of Units reserved and available for issuance shall increase by 500,000 Units if, and only if, the Partnership has completed a qualifying sale or other disposition of its Units during the previous calendar year.
As of December 30, 2012, a total of 1,965,910 shares of restricted stock and shares underlying RSUs and stock options had been awarded under the 2006 SUSS Plan, net of forfeitures, of which 722,853 remained subject to vesting requirements. As of December 30, 2012, 671,367 shares remained available for issuance under the 2006 SUSS Plan.
A total of 90,752 shares had been issued under the Employee Stock Purchase Plan as of December 30, 2012. Additionally, a total of 32,500 phantom Units had been awarded under the SUSP Plan as of that date all of which were subject to vesting requirements. Total securities remaining available for issuance under our equity compensation plans as of December 30, 2012 were as follows:

Shares of Common Stock Authorized for Issuance
Under Susser Holdings Corporation Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders	589,163	$13.24	1,330,615
Equity compensation plans not approved by security holders	—	—	—
Total	589,163	$13.24	1,330,615
________________

(1)	Includes 671,367 shares remaining available for future issuance under our 2006 Equity Incentive Plan and 659,248 shares remaining available for future issuance under our Employee Stock Purchase Plan.

Common Units Authorized for Issuance Under Partnership Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	1,060,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,060,000

Termination and Change of Control Benefits
Each of our NEOs is currently party to an employment agreement with us that sets his or her base annual salary and target bonus level, in either case, subject to annual review and discretionary increase by the Committee for reasons such as changes in job responsibility or market trends or to reward individual performance. These employment agreements provide for severance payments upon certain events of termination. If we terminate any of our NEOs "without cause," or the executive elects to terminate employment for "good reason," he or she is generally entitled to two times (three times in the case of Mr. Susser) base salary paid out in five installments over two years, plus any earned and accrued but unpaid bonus and any accrued vacation pay, 24 months of continued health insurance coverage for the executive and his or her family, and the reimbursement of any previously-incurred job-related expenses. However, Mr. DeSutter's employment agreement provides that in the event of a termination by us "without cause" or by Mr. DeSutter for "good reason": (a) the 10,000 shares of restricted stock granted to Mr. DeSutter upon joining the Company will immediately vest and if the aggregate fair market value of the restricted stock on the date of termination is less than Mr. DeSutter's base salary, the Company will pay Mr. DeSutter a lump sum payment equal to the greater of the difference between the aggregate fair market value on the date of termination of such restricted stock and Mr. DeSutter's base salary and $150,000; (b) Mr. DeSutter and his family will receive 24 months of continued health insurance coverage; and (c) we will pay Mr. DeSutter any earned and accrued but unpaid bonus and any accrued vacation pay and reimburse him for any previously-incurred job-related expenses.
For purposes of these employment agreements, "good reason" generally includes: (i) a reduction of the executive's base salary or target bonus percentage; (ii) the relocation of the executive's principal office location to a location outside of Corpus Christi or Houston, Texas; (iii) our failure to provide any employee benefits due to be provided to the executive; (iv) a material breach of the executive's employment agreement by us; or (v) the acquisition by a financial or strategic buyer of 51% of the outstanding equity interests of the Company, provided, in the latter case, the executive negotiates to provide continued transition services for a reasonable period. Under these employment agreements, our NEOs are also entitled to various "gross-up" payments for certain excise taxes they may incur in connection with annual compensation or any severance payments.
The Committee believes the termination and change of control provisions contained in our NEOs' employment agreements play an important role in attracting, recruiting and retaining executive talent by partially offsetting the career and relocation risks associated with changing jobs and, frequently, moving from larger cities offering greater opportunities for executive-level employment. Additionally, we believe the employment agreements provide long-term protections for the Company through non-competition provisions prohibiting the NEOs from working (or maintaining anything other than a de minimis ownership interest in a Company operating in) the convenience store or wholesale fuel distribution industry, in any county in which the Company operates at the date of termination of employment, as well as non-solicitation agreements prohibiting the NEOs from hiring Company employees, for a period of two years from the date of termination.

Discussion and Tabular Disclosure Regarding Historical and Current Compensation
Adjustments to Base Compensation and Target Bonus Levels
Each of our NEOs is currently party to an employment agreement that sets his or her base annual salary and target bonus level, in either case, subject to annual review and discretionary increase by the Committee for reasons such as changes in job responsibility or market trends or to reward individual performance. The table below presents the annual base salary levels and target bonus levels (expressed as a percentage of base salary) for each of our NEOs after giving effect to any increases approved by the Committee from the base levels specified in the executives' respective employment agreements:

Executive Officer	Year	Base Salary (1)		Target Bonus Percentage
Sam L. Susser	2012	500,000	(2)	75%	(2)
President and CEO	2011	500,000	(2)	60%	(2)

Mary E. Sullivan	2012	266,738		60%
Executive Vice President, Chief Financial Officer and Treasurer	2011	231,946		60%

Steven C. DeSutter	2012	472,770		60%
Executive Vice President and President and CEO—Retail Operations	2011	463,500		60%

E.V. Bonner, Jr.	2012	310,040		60%
Executive Vice President, Secretary and General Counsel	2011	303,960		60%

Rocky B. Dewbre	2012	269,124		60%
Executive Vice President and President/Chief Operating Officer—Wholesale	2011	244,658		60%
________________

(1)	Annualized base salary level, which, to the extent of any increase or decrease from the preceding year, generally becomes effective during the first fiscal quarter.

(2)
Although Mr. Susser's base cash salary in 2011 and 2012 was $500,000, his total base compensation consisted of that base salary plus an award of $100,000 in restricted stock. Consequently, his annual bonus was calculated as a percentage of the total $600,000 in base compensation.

The Committee reviewed the mean, median and 25th and 75th percentile base salary, total cash and total compensation levels by position in the comparative compensation analysis prepared by Buck, and considered those findings, together with the subjective factors discussed below, in assessing 2012 NEO compensation levels. Our CEO's 2011 target compensation was between the 25th and 50th percentiles in that analysis, reflecting his repeated recommendation to the Committee that it consider one-time equity grants in lieu of making any increases to his base salary above the level set in 2003. The Committee also considered Mr. Susser's significant ownership (approximately 11%) of our outstanding common stock in making 2012 compensation determinations for our CEO. Average NEO 2011 target compensation excluding our CEO was also between the 25th and 50th percentiles of the 2011 compensation paid by companies in the comparison group.
For the 2012 fiscal year the Committee determined that Mr. Susser's base compensation would remain at $600,000, consisting of $500,000 cash salary and $100,000 in restricted stock. Additionally, as further discussed below, the Committee granted Mr. Susser restricted stock valued at $600,000 in light of the Company's record performance for 2011 and considering Mr. Susser's recommendation that his base compensation not be increased.
In the first quarter of 2012 the Committee determined that each of our other NEOs should receive a base salary increase reflecting their leadership contributing to achieving record performance for 2011, executing on the Company's growth plans by achieving our 23rd consecutive year of increasing same store merchandise sales, adding 19 new retail stores and completing an important wholesale segment acquisition, and continuing to improve organizational competencies. For the 2012 fiscal year, Mr. Bonner and Mr. DeSutter received a 2% increase in base salary. Mr. Dewbre received a 10% base salary increase and Ms. Sullivan received a 15% base salary increase, reflecting adjustments the Committee concluded were earned in light of the Company's record 2011 financial performance, and were appropriate to move them closer to the 50th percentile of the peer group analysis.

2012 Bonus Programs
For the 2012 fiscal year, the Committee utilized consolidated, retail segment and wholesale segment adjusted EBITDAR (or net income before net interest expense, income taxes, net income attributable to non-controlling interest, depreciation, amortization and accretion, and rent, adjusted to exclude certain non-cash compensation and other expenses) as the relevant performance measure for making awards under the management bonus program.
The Committee strongly believes that performance awards should be tied to variables within our employees' control and recognizes that fuel margins are subject to market and other competitive pressures that may cause fuel gross profit to vary from year to year for reasons largely outside of our employees' control. Accordingly, the Committee also utilizes a fuel-margin-neutral measure of adjusted EBITDAR, in addition to reported adjusted EBITDAR, for assessing performance against targets.
For each of our NEOs (and for each of these three adjusted EBITDAR measures, as applicable) 2012 performance versus target was measured 50% on an actual basis and 50% on a fuel-margin-neutral basis to help mitigate the impact that significant swings in fuel margins, which are subject to market variability beyond our control, may have on our operating results. Regardless of the fuel-margin-neutral adjusted EBITDAR, the Company must achieve a certain base level of actual EBITDAR before our NEOs are eligible for any bonus payments.
At the beginning of the 2012 fiscal year, the Committee determined that its objective assessment of Mr. Dewbre's performance would be based 66.7% on achievement of targeted consolidated adjusted EBITDAR with the remaining 33.3% being based on achieving targeted levels of wholesale segment adjusted EBITDAR. Mr. DeSutter's objective performance criteria for fiscal 2012 were weighted 66.7% on achievement of targeted consolidated adjusted EBITDAR with the remaining 33.3% being based on achieving targeted levels of retail segment adjusted EBITDAR. The performance of our other NEOs was assessed based upon performance of the Company relative to internal target levels of consolidated adjusted EBITDAR. The following table reflects the correlation between (i) achievement of internal target levels of these metrics and (ii) corresponding target bonus dollars available for each of our NEOs (expressed as a percentage of base salary) for the 2012 fiscal year.
2012 Management Bonus Program
Relationship of Nominal Bonus Dollars (As Percentage of Annual Salary)
To Achievement of Internal Performance Targets

	Annual Adjusted EBITDAR Result as a Percentage of Internal Target
	90%	100%	110%	120%
Sam L. Susser	*	75.0%	*	*
All other Named Executive Officers	3.0%	60.0%	100.0%	175.0%
________________
* Mr. Susser’s 2006 Employment Agreement specifies a bonus of 50% of base salary when the Company achieves its annual internal target, but the Committee has the discretion to increase Mr. Susser's target percentage above that rate and his current bonus target is 75% of base salary. The committee has historically retained sole discretion and flexibility to set appropriate bonus payments for performance below or above the internal target level.

The table below reflects the performance of the Company in its achievement of 2012 adjusted EBITDAR targets and the relative importance each of these components played in NEO nominal bonus calculations under the Company’s 2012 annual bonus program.
2012 Results vs. Internal Performance Targets and
Relative Weight of Targets in Nominal NEO Bonus Determinations

	Adjusted Consolidated EBITDAR	Retail Segment Adjusted EBITDAR	Wholesale Segment Adjusted EBITDAR	Bonus Paid as Percent of Target	Bonus paid as a Percent of Base Compensation
	($ in thousands)
2012 Internal Performance Target (1):	$197,559	$166,088	$30,277
2012 Results as a Percentage of Target (2):
Actual Result	116.1%	118.9%	109.3%
Fuel-Margin-Neutral Result (3)	97.8%	96.6%	109.5%
Allocation of EBITDAR Components in Nominal Bonus Calculations (by NEO):
Sam L. Susser	100.0%	—	—	137.9%	103.4%
Mary E. Sullivan	100.0%	—	—	152.9%	91.8%
Steven C. DeSutter	66.7%	33.3%	—	156.3%	93.8%
E.V. Bonner, Jr.	100.0%	—	—	152.9%	91.8%
Rocky B. Dewbre	66.7%	—	33.3%	155.6%	93.4%
________________

(1)	Adjustments were made to neutralize any impacts on the operating segments from the new gross profit mark-up or other changes resulting from the SUSP IPO.

(2)	2012 bonus amounts based on (i) 50% weighting of actual results to target adjusted EBITDAR and (ii) 50% weighting of fuel-margin-neutral results to target adjusted EBITDAR.

(3)	Fuel-margin-neutral result is the calculation of adjusted EBITDAR as if fuel margin expressed in terms of cents per gallon (CPG) was equal to the target CPG assumed in the adjusted EBITDAR target.
For their 2012 performance, the Committee approved bonus awards to each of Ms. Sullivan, Mr. DeSutter, Mr. Bonner, and Mr. Dewbre, at the nominal levels set forth in the 2012 bonus program performance scale, as reflected above. The Committee determined that Mr. Susser's total bonus for 2012 would be $620,484, or 103% of his base compensation, to reflect record financial and operating performance for 2012. Mr. Susser requested that one-third of this bonus take the form of phantom Units granted under the SUSP Plan. In response to this request, on March 1, 2013, he was granted 7,037 phantom Units, which are subject to time vesting through November 2014.
2012 Long-Term Equity Awards
In March 2012, we granted each of our NEOs other than our CEO, performance-based RSUs, subject to achieving a target of $197.6 million consolidated adjusted EBITDAR on a fuel-margin-neutral basis for the 2012 fiscal year. Each of these RSU grants provided for a threshold of 750 shares at 95% of target performance, 6,000 shares at 100% of target performance and 10,000 shares at 102.5% of target performance. In March 2013, the Committee determined that this performance hurdle had been met at the 97.8% level, and that 2,920 shares would be awarded. All RSUs awarded in this grant remain subject to time vesting ratably on November 1 of 2013, 2014 and 2015.
Each of our NEOs, other than our CEO, also received 3,267 restricted stock grants on March 1, 2012, in recognition for exceptional performance in 2011. These shares vest on November 1, 2014.
Each of our NEOs, other than our CEO and Mr. DeSutter (who is not expected to allocate a meaningful amount of his time to services on behalf of SUSP), received grants of 5,000 SUSP phantom Units concurrent with the IPO closing on September 25, 2012, in recognition of their successful execution of the SUSP IPO. The units vest ratably over the five-year period ending September 25, 2017.
In March 2012, Mr. Susser received a total of 39,523 shares of SUSS restricted stock, consisting of the following:

•	11,196 shares in lieu of cash for one-third of his 2011 bonus, with a fair value on the date of grant of $276,653. These shares vest ratably on November 1 of 2012 and 2013.

•	4,046 shares ($100,000 fair value) granted as part of his 2012 base compensation. These shares vest ratably on November 1 of 2012, 2013 and 2014.

•	24,281 shares ($600,000 fair value) granted in recognition for exceptional performance in 2011. These shares vest ratably on November 1 of 2012, 2013 and 2014.

In addition to these restricted stock grants, Mr. Susser received a long-term incentive performance grant of 6,070 RSUs in 2012. These RSUs are subject to meeting cumulative internal fuel-margin-neutral adjusted EBITDAR performance targets for 2012, 2013 and 2014. The determination of how many, if any, of these RSUs will be awarded will be made in early 2015. Vesting for any of these RSUs earned will take place on March 1, 2015.

Summary Compensation Table
The following table provides a summary of total compensation paid for 2010, 2011 and 2012 to our NEOs. The table shows amounts earned by such persons for services rendered to Susser in all capacities in which they served. The elements of compensation listed in the table are more fully described in the "Compensation Discussion and Analysis" section of this report and in the footnotes that follow this table.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($) (2)		Stock Awards ($) (3)		All Other Compensation ($) (4)	Total ($)
Sam L. Susser	2012	500,000	(5)	413,667	(6)	1,126,603	(6)	97,556	2,137,826
President and	2011	500,000	(5)	553,347	(6)	709,627	(6)	89,577	1,852,551
Chief Executive Officer	2010	300,000	(7)	425,651		—		57,992	783,643

Mary E. Sullivan	2012	260,047		244,744		344,438		30,780	880,009
Executive Vice President,	2011	230,647		256,301		135,100		31,006	653,054
Chief Financial Officer and	2010	225,190		286,127		87,500		13,513	612,330
Treasurer

Steven C. DeSutter	2012	470,987		443,249		228,988		34,251	1,177,475
Executive Vice President and	2011	460,904		520,581		135,100		34,937	1,151,522
President and Chief Executive	2010	450,000		571,968		87,500		13,501	1,122,969
Officer - Retail Operations

E.V. Bonner, Jr.	2012	308,871		284,476		344,438		38,002	975,787
Executive Vice President,	2011	302,258		335,876		135,100		40,633	813,867
Secretary and General	2010	295,107		374,963		87,500		17,706	775,276
Counsel

Rocky B. Dewbre	2012	264,419		251,273		344,438		31,226	891,356
Executive Vice President and	2011	243,288		260,820		135,100		30,377	669,585
President and Chief Operating	2010	237,533		262,999		87,500		14,252	602,284
Officer - Wholesale
________________

(1)	Includes base salary paid to each NEO during the fiscal year. All years contain 26 bi-weekly pay periods.

(2)	Amounts included in bonus column are the amounts earned for each fiscal year, but such amounts were paid in March of the following year.

(3)
The amounts reported for stock awards represent the full grant date fair value of the restricted stock awards granted in 2012, 2011 and 2010 calculated in accordance with the accounting guidance on share-based payments. Included are awards of RSUs that were subject to performance criteria, as further described in the "Grants of Plan-Based Awards" table below. In 2012, Ms. Sullivan, Mr. Bonner, and Mr. Dewbre each received grants of 5,000 SUSP phantom Units, which are subject to a five-year vesting period. The grant date fair value of these phantom Units for each NEO was $115,450. In 2012, each of our NEOs, other than our CEO, received grants of performance based RSUs representing 6,000 shares of common stock at full achievement of target performance criteria (or 10,000 shares at achievement of maximum performance criteria), with achievement at target deemed to be the "probable outcome" as of the grant date. The Committee determined, on March 15, 2013, that target performance was not fully achieved and consequently each recipient forfeited all but 2,920 RSUs with a corresponding fair value of $72,153, rather than the grant date fair value of 6,000 shares at target of $148,260 required to be reflected in the above table.

In 2011, each of our NEOs, other than our CEO, received grants of performance based RSUs representing 10,000 shares of common stock at target performance criteria (which was also the maximum and deemed to be the "probable outcome" as of the grant date). The Committee determined, on March 16, 2012, that target performance was not fully achieved and consequently, each recipient forfeited all but 6,733 RSUs with a corresponding fair value of $90,963, rather than the fair value of 10,000 shares at target of $135,100 required to be reflected in the above table. The RSUs granted in 2010 to each of our NEOs, other than our CEO, representing 6,000 shares of common stock at target (which was also the maximum and "probable outcome") had a grant value of $52,500 and were fully earned.

For 2012, Mr. Susser received a long-term performance grant of 6,070 shares of restricted stock, subject to meeting target performance criteria for 2012 through 2014. The grant date fair value of $149,990 is based on the "probable outcome" on the grant date which is deemed to be the same as the target. Also included in these amounts are shares of restricted stock granted to Mr. Susser in lieu of cash payments for his base salary and bonus for the applicable fiscal year, as further discussed in notes 5 and 6 to this table. These amounts reflect the stock price on the date of grant, but do not correspond to the actual value that may be recognized by the NEOs upon disposition of vested stock and do not give effect to any decline or increase in the trading price of our stock since the date of grant. Compensation cost is being recognized over the related vesting period in accordance with FASB ASC Topic 718.

(4)	The details of amounts listed as "All Other Compensation" are presented in the "All Other Compensation" table below.

(5)
Mr. Susser received $100,000 of his 2012 and 2011 base salary as shares of restricted stock instead of cash. These restricted stock grants are included in the stock awards column for 2012 and 2011, respectively, and not included in the salary column. For 2012, 4,046 shares were granted on March 1, 2012, which vest ratably on November 1 of 2012, 2013 and 2014. For 2011, 7,401 shares were granted on March 1, 2011, which vest ratably on November 1 of 2011, 2012 and 2013.

(6)
Mr. Susser received one-third of his bonus for 2010, 2011 and 2012 in shares of restricted stock or phantom units instead of cash. The grant date fair values are included in the stock awards column for the year in which they were received, rather than for the year they were earned. The following table summarizes Mr. Susser's incentive bonus payments:

Year Earned	Total Bonus	Cash Received (a)	Value of Equity Securities Received (b)	Number of Equity Securities (b)		Date Fully Vested
2012	620,484	413,667	206,817	7,037	(c)	Nov. 15, 2014
2011	830,000	553,347	276,653	11,196		Nov. 1, 2013
2010	635,300	425,651	209,649	15,518		Nov. 1, 2012
________________

(a)	Cash portion of bonus reflected in summary compensation table for the year earned, although paid in March of the following year.

(b)	Restricted stock received in lieu of cash bonus is reflected in the summary compensation table and the grant of plan based awards table in the year received.

(c)	Mr. Susser elected to receive one-third of his bonus for 2012 in SUSP phantom Units.
(7) Mr. Susser elected to voluntarily forgo $200,000 of his base salary for 2010.

All Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($) (1)	Company Contributions to 401(k) and Deferred Compensation Plans ($) (2)	Total
Sam L. Susser	2012	34,355	63,201	97,556
	2011	34,038	55,539	89,577
	2010	39,992	18,000	57,992

Mary E. Sullivan	2012	—	30,780	30,780
	2011	—	31,006	31,006
	2010	—	13,513	13,513

Steven C. DeSutter	2012	—	34,251	34,251
	2011	—	34,937	34,937
	2010	—	13,501	13,501

E.V. Bonner, Jr.	2012	—	38,002	38,002
	2011	—	40,633	40,633
	2010	—	17,706	17,706

Rocky B. Dewbre	2012	—	31,226	31,226
	2011	—	30,377	30,377
	2010	—	14,252	14,252
________________

(1)
Perquisites and other personal benefits are included for each NEO only to the extent the aggregate value is equal to or greater than $10,000 in any year. For Sam L. Susser, perquisites consisted primarily of the estimated value of personal bookkeeping and secretarial services provided by Susser personnel ($34,355 in 2012), personal use of Company-provided vehicle (discontinued in July 2010) and the cost of annual health examinations.

(2)
Each of our NEOs is eligible to participate in a 401(k) plan that is generally available to all employees. Additionally, certain highly compensated employees, including our NEOs, are eligible to participate in our NQDC plan. The investment options in the NQDC plan mirror those available in our 401(k) plan, and do not contain any above-market or preferential earnings. The Company’s contributions to the 401(k) and NQDC plans accrued for fiscal 2010, 2011 and 2012 each included a discretionary match of 80% on the first 6% of salary deferred in addition to the 20% guaranteed match.

Grants of Plan-Based Awards
For Fiscal Year Ended December 30, 2012

Name	Type of Award (1)	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#) (2)	Grant Date Fair Value of Stock Awards ($)(3)
				Threshold (#)	Target (#) (1)	Maximum (#)
Sam L. Susser:
	SUSS Performance RSUs	3/1/2012	2/7/2012	3,035	6,070	6,070	—	149,990
	SUSS Restricted Stock Awards	3/1/2012	2/7/2012		—		28,327	699,960
	SUSS Restricted Stock Awards	3/1/2012	2/7/2012				11,196	276,653
Mary E. Sullivan:
	SUSS Performance RSUs	3/1/2012	2/7/2012	750	6,000	10,000	—	148,260
	SUSS Restricted Stock Awards	3/1/2012	2/7/2012		—		3,267	80,728
	SUSP Phantom Units	9/25/2012	8/31/2012		—		5,000	115,450
Steven C. DeSutter:
	SUSS Performance RSUs	31/2012	2/7/2012	750	6,000	10,000	—	148,260
	SUSS Restricted Stock Awards	3/1/2012	2/7/2012		—		3,267	80,728
E.V. Bonner, Jr.:
	SUSS Performance RSUs	3/1/2012	2/7/2012	750	6,000	10,000	—	148,260
	SUSS Restricted Stock Awards	3/1/2012	2/7/2012		—		3,267	80,728
	SUSP Phantom Units	9/25/2012	8/31/2012		—		5,000	115,450
Rocky B. Dewbre:
	SUSS Performance RSUs	3/1/2012	2/7/2012	750	6,000	10,000	—	148,260
	SUSS Restricted Stock Awards	3/1/2012	2/7/2012		—		3,267	80,728
	SUSP Phantom Units	9/25/2012	8/31/2012		—		5,000	115,450
________________

(1)
Performance RSUs are restricted stock units subject to performance criteria. The reported grant date fair value of the RSU award was determined based on the closing price of our stock on the grant date of $24.71, and the determination that attainment of 100% of target value was "most probable" on the grant date. These grants are subject to performance criteria, in addition to time vesting requirements, as further described under "2012 Long-term Equity Awards" above. The performance criteria for the 2012 performance RSUs awards to our NEOs (other than the CEO) were determined by the Committee to have been met at 97.8% of target, effective March 15, 2013. Consequently, each recipient forfeited all but 2,920 RSUs with a corresponding grant date fair value of $72,153. The RSUs vest over a 44 month period, vesting equally on November 1, 2013, November 1, 2014 and November 1, 2015. The attainment of performance criteria for our CEO's long-term performance grant will not be determined until the end of 2015.

(2)
The reported grant date fair value of the restricted stock awards were determined based on the closing price of our stock/units on the grant date. All SUSS restricted stock awards were granted on March 1, 2012 at a grant date value per share of $24.71. All SUSP phantom Units were granted on September 25, 2012 at a grant date value per unit of $23.09. Mr. Susser received 11,196 restricted shares as part of his bonus related to 2011, which vest ratably on November 1, 2012 and 2013. Mr. Susser's other 28,327 shares vest ratably on November 1, 2012, 2013 and 2014. The other NEO SUSS restricted shares vest on November 1, 2014. The SUSP phantom Units vest ratably on September 25, 2013, 2014, 2015, 2016 and 2017.

(3)
The reported grant date fair value of stock awards were determined in compliance with FASB ASC Topic 718 and are more fully described in Note 18–Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.

Outstanding Equity Awards at December 30, 2012

	Option Awards (1)					Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($) (2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Name	Exercisable	Unexercisable
Sam L. Susser	—	—		—	—	1,667	56,895	(3)	—	—
	—	—		—	—	12,336	421,028	(4)	—	—
	—	—		—	—	5,598	191,060	(4)	—	—
	—	—		—	—	18,886	644,579	(7)	—	—
	—	—		—	—	—	—		6,070	207,169	(10)
Total	—	—				38,487	1,313,561		6,070	207,169

Mary E. Sullivan	—	—		—	—	2,000	68,260	(5)	—	—
	—	—		—	—	4,489	153,210	(6)	—	—
						3,267	111,503	(8)
	—	—		—	—	2,920	99,660	(9)	—	—
	—	—		—	—	5,000	125,800	(11)	—	—
Total	—	—				17,676	558,432

Steven C. DeSutter	103,647	83,334	(12)	10.76	6/8/2018	—	—		—	—
						3,334		(12)
						2,000	68,260	(5)
						4,489	153,210	(6)
						3,267	111,503	(8)
						2,920	99,660	(9)
Total	103,647	83,334				16,010	432,632

E.V. Bonner, Jr.	55,872	—		11.19	12/20/2015	—	—		—	—
	5,192	—		11.19	3/1/2018	2,000	68,260	(5)	—	—
	—	—		—	—	4,489	153,210	(6)	—	—
						3,267	111,503	(8)
	—	—		—	—	2,920	99,660	(9)	—	—
	—	—		—	—	5,000	125,800	(11)	—	—
Total	61,064	—				17,676	558,432

Rocky B. Dewbre	55,872	—		11.19	12/20/2015	—	—		—	—
	5,192	—		11.19	3/1/2018	2,000	68,260	(5)	—	—
	—	—		—	—	4,489	153,210	(6)	—	—
	—	—		—	—	3,267	111,503	(8)
	—	—		—	—	2,920	99,660	(9)	—	—
	—	—		—	—	5,000	125,800	(11)	—	—
Total	61,064	—				17,676	558,432
________________

(1)
Reflects outstanding options, restricted stock and performance RSUs granted under the SUSS Plan and phantom Units granted under the SUSP 2012 Long-Term Incentive Plan. All awards shown are SUSS Plan awards unless otherwise specified. The awards generally vest over a two to four year period. The option awards expire 10 years after date of grant.

For additional information refer to Note 18–Equity-Based Compensation of our Notes to Consolidated Financial Statements, and in Note 18–Share-Based Compensation in SUSP's notes to Consolidated Financial Statements included in its Annual Report on Form 10-K.

(2)	Based on SUSS closing market price of $34.13 on December 28, 2012, or SUSP closing market price of $25.16 on December 31, 2012, as applicable.

(3)	The unvested portion of this award is scheduled to vest on February 28, 2013.

(4)	The unvested portion of this award is scheduled to vest on November 1, 2013.

(5)	The unvested portion of this award is scheduled to vest on April 8, 2013 and April 8, 2014.

(6)	The unvested portion of 2011 performance-based grant is scheduled to vest on November 1, 2013 and November 1, 2014.

(7)	The unvested portion of this award is scheduled to vest on November 1, 2013 and November 1, 2014.

(8)	The unvested portion of this award is scheduled to vest on November 1, 2014

(9)
The performance criteria for this 2012 award was partially achieved as of March 15, 2013. The units reflect actual number awarded, and remain subject to vesting in equal installments on November 1, 2013, November 1, 2014 and November 1, 2015.

(10)
These performance RSUs are scheduled to vest on March 1, 2015, subject to meeting cumulative performance criteria for 2012 through 2014. The number of units and associated market value reflects amounts at target performance.

(11)	The SUSP phantom Units are scheduled to vest on September 25, 2013, September 25, 2014, September 25, 2015, September 25, 2016 and September 25, 2017.

(12)	The unvested portion of this award is scheduled to vest on June 18, 2013.

Option Exercises and Stock Vested
The following table provides information regarding the vesting of restricted stock and exercise of options held by our NEOs during 2012.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Sam L. Susser	—		—	41,801	1,451,989
Mary E. Sullivan	61,064	(3)	1,412,831	7,578	249,771
Steven C. DeSutter	63,019	(3)	1,590,690	9,577	323,404
E.V. Bonner, Jr.	—		—	7,578	249,771
Rocky B. Dewbre	—		—	7,578	249,771
________________

(1)
The reported value for this column is determined by multiplying the number of shares underlying options exercised by the difference between the share price at the time of exercise less the exercise price paid by the NEO.

(2)	The reported value for this column is determined by multiplying number of vested shares by the closing price on the date of vesting.

(3)	Ms. Sullivan retained 23,690 shares of SUSS stock from an option exercise. Mr. DeSutter retained 28,019 shares of SUSS stock from an option exercise.

Pension Benefits
Other than our 401(k) and non-qualified deferred compensation plans described elsewhere in this document, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation
The following table provides information regarding contributions by the Company and each NEO participating in our non-qualified deferred compensation plan during 2012. The table also presents each NEO’s earnings and year-end balances in the plan. Our non-qualified deferred compensation plan is described above in "Compensation Discussion and Analysis" under the caption "Perquisites and Other Benefits."

Name	Executive Contributions in 2012 ($) (1)	Registrant Contributions in 2012 ($) (2)	Aggregate Earnings in 2012 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Sam L. Susser	790,010	63,201	415,112	—	3,525,383
Mary E. Sullivan	20,655	20,655	20,593	—	223,359
Steven C. DeSutter	18,840	18,840	3,127	—	77,343
E.V. Bonner, Jr.	49,030	29,946	71,241	—	616,092
Rocky B. Dewbre	21,010	21,010	47,532	—	412,495
________________

(1)
The amounts shown reflect the executive’s contributions to the NQDC plan during the fiscal year, and are included in the salary and incentive compensation numbers shown in the Summary Compensation Table.

(2)
The amounts included in this column reflect the Company’s matching contributions to the NQDC plan, and are included within the amounts reported "All Other Compensation" for 2012 in the Summary Compensation Table.

(3)
Reflects net earnings/(losses) in each participant’s plan account. These amounts do not constitute above market interest or preferential earnings, and therefore are not included in the summary compensation table above.

(4)
The following table provides information regarding amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the NEOs in the Summary Compensation Table.

Name	Previously Reported Compensation ($)
Sam L. Susser	1,961,365
Mary E. Sullivan	150,003
Steven C. DeSutter	36,874
E.V. Bonner, Jr.	420,547
Rocky B. Dewbre	283,345

Potential Payments Upon Termination or Change of Control
In addition to the termination and change of control provisions in our employment agreements with our NEOs, each of our NEOs currently holds stock options and/or shares of restricted stock that have not vested. These shares and options will vest immediately upon a change of control in the Company followed by termination of employment, certain shares will vest irrespective of continued employment, and all vest upon the termination of the executive due to death or disability, as further discussed in the table below.

The following table shows the amount of incremental value that would have been received by each of the NEOs upon certain events of termination or a change of control in the Company on December 30, 2012:

Name	Benefit	Termination Due to Death or Disability ($) (1)	Termination by Executive for “Good Reason” except Change of Control, or by Company Other than for “Cause” ($) (2)	Change of Control Followed by Termination for “Good Reason”, or by Company Other than for “Cause” ($) (3)	Change of Control with Continued Employment ($) (4)
Sam L. Susser	Salary	—	1,500,000	1,500,000	—
	Health/Medical	13,540	41,912	41,912	—
	Option Vesting	—	—	—	—
	Stock Vesting	1,520,730	—	1,520,730	56,895
	Tax Gross-Up	—	—	549,061	—

Mary E. Sullivan	Salary	—	533,476	533,476	—
	Health/Medical	4,944	23,484	23,484	—
	Option Vesting	—	—	—	—
	Stock Vesting	558,432	—	558,432	—
	Tax Gross-Up	—	—	—	—

Steven C. DeSutter	Salary	—	150,000	150,000	—
	Health/Medical	6,991	28,814	28,814	—
	Option Vesting	1,947,516	—	1,947,516	—
	Stock Vesting	546,421	341,300	546,421	—
	Tax Gross-Up	—	—	—	—

E.V. Bonner, Jr.	Salary	—	620,080	620,080	—
	Health/Medical	10,506	34,608	34,608	—
	Option Vesting	—	—	—	—
	Stock Vesting	558,432	—	558,432	—
	Tax Gross-Up	—	—	—	—

Rocky B. Dewbre	Salary	—	538,248	538,248	—
	Health/Medical	10,506	34,608	34,608	—
	Option Vesting	—	—	—	—
	Stock Vesting	558,432	—	558,432	—
	Tax Gross-Up	—	—	—	—
________________

(1)
Health care benefits do not continue upon an executive’s disability; upon death, spouse and dependents of executives are entitled to continuation of health coverage for one year; amounts reflected represent portion of annualized premiums attributable to spouse/dependent coverage. Any unvested options, restricted stock or RSUs fully vests upon death or disability. The amounts stated for option vesting represent the assumed cash value of the accelerated options derived by multiplying the difference between $34.13 (the closing price of our common stock on December 28, 2012) and the options’ exercise prices, times the number of options. The amounts stated for stock vesting represent the product of the number of securities as to which restrictions would lapse and (i) $34.13 for shares of SUSS common stock or (ii) $25.16 for SUSP Units.

(2)
"Salary" represents salary-based severance paid at three times base salary for Mr. Susser and two times base salary for Ms. Sullivan and Messrs. Bonner and Dewbre. Mr. DeSutter’s initial grant of 10,000 shares of restricted stock fully vest, and if the aggregate fair market value of these shares is less than Mr. DeSutter’s base salary, then Mr. DeSutter receives the greater of (i) the difference between the aggregate fair market value of these shares and his base salary and (ii) $150,000. Amount of health care benefits represent 18 months of COBRA premiums, plus a cash payment representing 6 months of COBRA premiums, if the executive has not obtained coverage after such 18 month period. If any payment or benefit is determined to be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the executive is entitled to receive an additional payment (tax gross-up) to adjust for the incremental tax cost of the payment or benefit. An excise tax is not payable if the present value of the payments and benefits to be received is less than three times the average compensation for the prior five years.

(3)
In the case an executive terminates employment for "good reason" related to a change of control event, or is involuntarily terminated by us following such an event "without cause", in addition to any payments that would be due for salary and health care benefits, any unvested options, RSUs or restricted stock would also fully vest. The amounts stated for option vesting represent the assumed cash value of the accelerated options derived by multiplying the difference between $34.13 (the closing price of our common stock on December 28, 2012) and the options’ exercise prices, times the number of options. The amounts stated for stock vesting represent the product of the number of securities as to which restrictions would lapse and (i) $34.13 for shares of SUSS common stock or (ii) $25.16 for SUSP Units. The present value of the benefit attributed to early vesting of options and restricted stock is included in the payments or benefits subject to potential excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

(4)
Certain unvested options or restricted stock fully vest upon a change of control event for Mr. Susser, irrespective of continued employment. The amounts stated for stock vesting represent the product of the number of shares whose restrictions lapsed and $34.13. All of Mr. DeSutter’s unvested options and restricted stock and all of Messrs. Bonner and Dewbre and Ms. Sullivan's restricted stock vest upon change of control only if the NEO does not retain his or her current position. The amounts reflected in this column include only those options or restricted stock for which vesting acceleration occurs upon change of control without regard to continued employment.

In the event an executive resigns for reasons other than death, disability or "good reason," our employment agreements do not provide for any special payments or benefits.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the summary compensation table and related tables and disclosure.
Shareholders are encouraged to read the Compensation Discussion and Analysis section of this proxy statement for a more detailed discussion of how the Company's compensation programs reflect our compensation philosophy, the significant policies and practices underlying our compensation programs and the timing of key decisions. The Board and the compensation committee believe that the Company's policies and procedures described in the Compensation Discussion and Analysis section are effective in achieving our Company's goals and that the compensation of our named executed officers has supported and contributed to our Company's success. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.
In accordance with Rule 14a-21(a) of the Securities Exchange Act, we are asking shareholders to approve the following advisory resolution:
"RESOLVED, that the shareholders of Susser Holdings Corporation approve, on an advisory basis, the compensation paid to our named executive officers, as set forth in the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement."
The vote is advisory and non-binding. The compensation committee will consider the outcome, along with other relevant factors, in its future compensation determinations.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOREGOING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT ON AN ADVISORY BASIS.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

General
The following table presents fees for audit services rendered by Ernst & Young LLP ("Ernst & Young") for the audit of our annual consolidated financial statements for fiscal 2011 and fiscal 2012, and fees billed for other services rendered by Ernst & Young during the same periods.

	Fiscal 2011	Fiscal 2012
Audit Fees	$536,000	$757,511
Audit-Related Fees	115,600	—
Tax Fees	95,930	117,561
All Other Fees	—	29,964
Total	$747,530	$905,036

Fees for audit and audit related services billed or expected to be billed related to both years consisted of the audit of our annual financial statements, including audit of internal controls over financial reporting, reviews of our interim financial statements and services associated with SEC registration statements and other SEC matters.
Fees for tax services billed during fiscal 2011 and 2012 consisted of fees for tax preparation and tax planning.
In considering the nature of services provided by Ernst & Young, the audit committee determined that such services are compatible with the provisions of independent audit services. The audit committee discussed these services with Ernst & Young and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Policy for Approval of Audit and Non-Audit Services
Our audit committee charter requires that all services provided by our independent public accountants, both audit and non-audit, must be pre-approved by the audit committee. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service.
In determining whether to approve a particular audit or permitted non-audit service, the audit committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent public accountants. The audit committee will also consider whether the independent public accountants are best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 30, 2012 with management.
The audit committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP their independence.
Based on the audit committee's review and discussions described in this report, the audit committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended December 30, 2012, be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee
Armand S. Shapiro (Chair)
David P. Engel
Ronald G. Steinhart

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board of Directors is solely responsible for selecting our independent public accountants. The audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013. Although shareholder approval is not required to appoint Ernst & Young as our independent public accountants, we believe that submitting the appointment of Ernst & Young to our shareholders for ratification is a matter of good corporate governance. If our shareholders do not ratify the appointment, the appointment will be reconsidered by the audit committee. The proxy will be voted as specified, and if no specification is made, the proxy will be cast "FOR" this proposal.
During our fiscal year ended December 30, 2012, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.
The audit report of Ernst & Young on our consolidated financial statements for the years ended January 2, 2011, January 1, 2012 and December 30, 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.
Representatives of Ernst & Young will be present at the Meeting, will have the opportunity to make a statement (if they desire to do so) and will be available to answer shareholder questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR FISCAL YEAR 2013.

PROPOSAL 4: APPROVAL OF THE SUSSER HOLDINGS CORPORATION 2013 EQUITY INCENTIVE PLAN

At the 2013 annual meeting, shareholders are being asked to approve the adoption of the Susser Holdings Corporation 2013 Equity Incentive Plan (the "2013 Plan"). Our Board of Directors unanimously approved the adoption of the 2013 Plan on April 3, 2013, subject to shareholder approval of the 2013 Plan. Until it is approved by our shareholders, the 2013 Plan, by its terms, is not effective and no awards may be granted under the 2013 Plan.
As our directors and executive officers are eligible to participate in the 2013 Plan, they have a significant interest in this matter.
Background
Plan Purpose
The purpose of the 2013 Plan is to further align the interests of our employees, officers, directors, consultants and other personal service providers with those of the shareholders by providing long-term incentive compensation opportunities tied to the performance of the Company and our common stock. The 2013 Plan is also intended to advance the Company's interests and increase shareholder value by helping to attract, retain and motivate key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.
The Company's compensation philosophy traditionally has utilized long-term incentive awards as a significant element of our executives' compensation. This historically has been achieved in practice through the use of stock options, restricted stock and restricted stock units ("RSUs") that are intended to motivate employees to maintain their employment with us and achieve specific financial goals.
The 2013 Plan is also intended to provide the compensation committee of our Board of Directors (the "Committee") with the ability to grant awards that qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. Section 162(m) generally imposes an annual deduction limit of $1 million on the amount of compensation paid to each of our NEOs, however, this deduction limit does not apply to qualified "performance-based compensation." If the 2013 Plan is approved by the Company's shareholders, the Committee may be able to grant awards that will be exempt from the deduction limitation imposed by Section 162(m) of the Code. By approving the 2013 Plan, the shareholders will be specifically approving, for purposes of Section 162(m) of the Code, among other things:

•	The eligibility requirements for participation in the 2013 Plan;

•	The maximum numbers of shares for which certain stock-based awards may be granted to participants in any fiscal year;

•	The maximum dollar amount that a participant may receive under a cash performance award in any calendar year; and

•
The performance criteria that may be used by the Committee to establish the performance goals applicable to the grant or vesting of cash performance awards and other awards that are intended to qualify as "performance-based compensation."

Please note that interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) of the Code will be treated as "performance-based compensation." In addition, the Committee reserves the right to use its judgment to authorize compensation payments that do not qualify as "performance-based compensation" when the Committee believes that such payments are appropriate and in the best interests of the Company.

Status of 2006 Plan
As of March 15, 2013, 583,254 shares remained available for issuance under our 2006 Equity Incentive Plan (the "2006 Plan") of the 2,637,277 shares initially reserved under the 2006 Plan. We are requesting that shareholders approve the 2013 Plan so that we may continue to grant long-term equity awards to our executives and other key personnel who are in a position to make a material contribution to the successful operation of our business and to enable us to offer a variety of long-term incentive awards.

The following table sets forth certain information about the 2006 Plan as of March 15, 2013:

Number of shares of common stock relating to outstanding stock options	543,407
Number of shares of common stock relating to outstanding restricted stock, RSUs and performance-based awards	592,527
Weighted average remaining term of outstanding options	5.05 years
Weighted average exercise price of outstanding options	$13.37 per share
Shares available for issuance	583,254
No awards have been granted under the 2006 Plan since March 15, 2013 and we will not grant any additional awards under the 2006 Plan unless the 2013 Plan fails to receive shareholder approval. If the 2013 Plan is approved by our shareholders, no remaining shares available for issuance under the 2006 Plan will be used for additional awards under the 2006 Plan or the 2013 Plan. However, to the extent that any award granted under the 2006 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award or otherwise terminated without delivery of the shares to the participant, the shares retained by or returned to the Company will be available for future awards under the 2013 Plan.

Dilution Considerations
We are requesting that our shareholder approve the 2013 Plan with a 1.75 million share reserve, which amounts to approximately 8.2% of shares currently outstanding on the record date for the Meeting. Annual dilution from our equity compensation program, which is the number of equity awards we have granted annually expressed as a percentage of the annual weighted average number of total common shares outstanding, averaged 1.95% over the past three years on a gross basis. We believe the realized dilutive impact of our equity compensation program is considerably lower than this average might otherwise suggest, due to forfeitures or cancellations of awards resulting from termination of employment or failure to attain requisite performance criteria under performance-based awards. Notably, our performance-based RSUs have typically been recorded at time of grant at maximum award values even though those maximums require performance in excess of our budgeted annual targets. Consequently, a significant portion of such performance awards will be forfeited even if we achieve 100% of our targets.

The following table presents information regarding award grants, vesting and forfeitures under the 2006 Plan for each of the last three fiscal years:

	Stock Options		Restricted Stock		Performance-Based Restricted Stock Units
	Stock Options Unexercised	Weighted Average Exercise Price	Number of Shares not Vested	Grant-Date Average Fair Value Per Share	Number of Units not Vested	Grant-Date Average Fair Value Per Share	Weighted Average Number of Common Shares Outstanding During the Fiscal Year
Balance at January 3, 2010	1,743,022	$16.84	163,115	$14.80	—	—
Granted	28,500	9.01	143,500	8.82	121,000	8.75
Exchanged (1)	362,250	11.19	75,818	11.19	—	—
Vested	—	—	(65,536)	13.86	—	—
Forfeited	(1,335,567)	17.96	(18,978)	10.60	(10,000)	8.75
Balance at January 2, 2011	798,205	12.11	297,919	11.48	111,000	8.75	17,018,032
Granted	73,500	15.2	85,163	13.73	207,700	13.64
Vest or Exercised	(48,082)	11.81	(145,520)	12.12	(52,000)	8.75
Forfeited (2)	(30,129)	15.14	(11,752)	9.41	(82,362)	13.06
Balance at January 1, 2012	793,494	12.30	225,810	12.02	184,338	12.34	17,289,337
Granted	35,000	27.50	125,588	24.80	261,570	24.71
Vested or Exercised	(225,831)	12.00	(149,393)	10.90	(90,842)	11.05
Forfeited	(13,500)	15.7	(6,445)	$15.11	(22,702)	20.76
Balance at December 30, 2012	589,163	$13.24	195,560	$18.89	332,364	21.85	20,727,985
Exercisable Options at December 30, 2012	394,237	$12.46
RSUs remaining subject to performance criteria (3)					246,570	24.71
________________
(1) Exchanged awards refer to grants made as part of a stock option exchange program during 2010 in which 852,910 stock options were exchanged by participants for 362,250 stock options and 75,818 restricted stock awards.
(2) For RSUs, includes a total of 57,862 units forfeited in 2011 due to incomplete attainment of all performance criteria.
(3) As of March 15, 2013, a total of 171,762 of these RSUs were forfeited due to incomplete attainment of all performance criteria.

Description of the 2013 Plan
The following summary of certain features of the 2013 Plan is not a complete description of all of the provisions of the 2013 Plan, and is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached hereto as Annex A to this proxy statement.
Reservation of Shares
Subject to shareholder approval at the 2013 annual meeting, and subject to adjustments as described below, the maximum aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the 2013 Plan will be 1,750,000. Any shares of Common Stock delivered under the 2013 Plan will consist of authorized and unissued shares, or treasury shares. If the 2013 Plan is approved by shareholders, no new awards will be granted under the 2006 Plan.
In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting common stock, appropriate and equitable adjustments will be made to the number and kind of shares of common stock available for grant, as well as to other maximum limitations under the 2013 Plan, and the number and kind of shares of common stock or other terms of the awards that are affected by the event.

Share Counting
Awards that are required to be paid in cash pursuant to their terms will not reduce the share reserve. To the extent that an award granted under the 2006 Plan or the 2013 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award or otherwise terminated without delivery of the shares to the participant, the shares of common stock retained by or returned to the Company will not be deemed to have been delivered under the 2013 Plan, and will be available for future awards under the 2013 Plan. For the avoidance of doubt, shares that are (i) withheld from an award or separately surrendered by the participant in payment of the exercise or purchase price or taxes relating to such an award or (ii) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right will not be deemed to constitute delivered shares and will be available for future awards under the 2013 Plan.
Administration
The 2013 Plan is administered by the Committee. The Committee will, to the extent deemed necessary by the Board, be constituted so each committee member will satisfy the requirements for (i) an "independent director" as defined by the New York Stock Exchange, (ii) a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) an "outside director" under Section 162(m) of the Internal Revenue Code (the "Code"). Subject to the limitations set forth in the 2013 Plan, the Committee has the authority to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the 2013 Plan, adopt rules for the administration, interpretation and application of the 2013 Plan.
Eligibility
Awards under the 2013 Plan may be granted to any employees, directors, consultants or other personal service providers of Company.
Stock Options
Stock options granted under the 2013 Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a share of Common Stock on the date of the grant of the option, or such higher amount as determined by the Committee. The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The maximum term of an option will be ten years from the date of grant.
To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of common stock, (iii) through an open-market broker-assisted transaction, (iv) by reducing the number of shares of common stock otherwise deliverable upon the exercise of the stock option, (v) by combination of any of the above methods, or (vi) by such other method approved by the Committee, and must pay any required tax withholding amounts. All options are nontransferable except upon death by the participant's will or the laws of descent and distribution or, in the case of nonqualified options, to a participant's "family member" (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of the proposed transfer. Without the prior approval of the Company's shareholders, the 2013 Plan prohibits the cancellation of underwater Stock Options in exchange for cash or another award (other than in connection with a change in control of the Company) or the "repricing" of stock options. Dividends may not be paid and dividend equivalent rights may not be granted with respect to the shares of stock subject to Stock Options.
Stock Appreciation Rights
A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of common stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of common stock as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than the fair market value of a share of common stock on the date of grant. The Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in shares of common stock or in a combination of both. Without the prior approval of the Company's shareholders, the 2013 Plan prohibits the cancellation of underwater Stock Appreciation Rights in exchange for cash or another award (other than in connection with a change in control of the Company) or the "repricing" of stock appreciation rights. Dividends may not be paid and dividend equivalent rights may not be granted with respect to the shares of stock subject to Stock Appreciation Rights.
Restricted Stock Awards
A restricted stock award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee, and vesting may be accelerated in certain circumstances , as determined by the Committee. Unless otherwise set forth in an award agreement, restricted stock award holders will have all of the rights of a stockholder of the Company, other than the right to receive dividends, during the restricted period. Any dividends with respect to a restricted stock award that is subject to performance-based vesting will be subject to the same restrictions on transfer and vesting requirements as the underlying restricted stock award.
Restricted Stock Units
An award of restricted stock units or "RSUs" provides the participant the right to receive a payment based on the value of a share of common stock. Restricted stock units may be subject to vesting requirements, restrictions and conditions to payment. Such requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee, and may be accelerated in certain circumstances, as determined by the Committee. An RSU award will become payable to a participant at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. Restricted stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Restricted stock units may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award. Dividend equivalent rights will be subject to vesting conditions that apply to the underlying RSUs.
Stock Awards
A stock award represents shares of common stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors' fees or for any other valid purpose as determined by the Committee. The Committee will determine the terms and conditions of stock awards, and such stock awards may be made without vesting requirements. Upon the issuance of shares of common stock under a stock award, the participant will have all rights of a shareholder with respect to such shares of common stock, including the right to vote the shares and receive all dividends and other distributions on the shares.
Cash Performance Awards
A performance award is denominated in a cash amount (rather than in shares) and is payable based on the attainment of pre-established business and/or individual performance goals. The requirements for vesting may be also based upon the continued service of the participant during the performance period, and vesting may be accelerated in certain circumstances , as determined by the Committee. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all cash performance awards is $2 million.
Performance Criteria
For purposes of cash performance awards, as well as for any other awards under the 2013 Plan intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the performance criteria will be one or any combination of the following, for the Company or any identified Subsidiary or business unit, as determined by the Committee at the time of the award: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent (including on a fuel-margin-neutral or other objective basis); (x) share price (including, but not limited to growth measures and total shareholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) store openings or store count; (xix) store sales (including on a same store basis) or sales per square foot, (xx) revenue mix; (xxi) fuel volumes; (xxii) fuel margins; (xxiii) operating efficiency; (xxiv) product diversification; (xxv) market penetration; (xxvi) measurable achievement in quality, operation or compliance initiatives; (xxvii) quarterly dividends or distributions; (xxviii) employee retention or turnover; or (xxix) any combination of or a specified increase in any of the foregoing. Each of the performance criteria will be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time of grant of the award including, without limitation, GAAP. The performance criteria may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions of such companies), as specified by the Committee.
At the time that an award is granted, the Committee may provide that performance will be measured in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items, and the cumulative effects of accounting or tax law changes.
Further, the Committee shall, to the extent provided in an award agreement, have the right, in its discretion, to reduce or eliminate the amount otherwise payable to any participant under an award and to establish rules or procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that is otherwise payable under an award.
Following the conclusion of the performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved.
Award Limitations
For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, performance-based restricted stock awards, performance-based RSUs and performance-based stock awards granted to any participant other than a non-employee director during any calendar year will be limited to 200,000 shares of common stock for each such award type individually.
Further, the maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, restricted stock awards, RSUs and stock awards granted to any non-employee director during any calendar year will be limited to 100,000 shares of common stock for all such award types in the aggregate.
Effect of Change in Control
Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the applicable award agreement, the Committee is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms as such outstanding awards (excluding the consideration payable upon settlement of the awards); (iii) accelerated exercisability, vesting and/or payment; and (iv) if all or substantially all of the Company's outstanding shares of common stock transferred in exchange for cash consideration in connection with such change in control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Committee.
Substitute Awards in Corporate Transactions
The Committee may grant awards under the 2013 Plan to employees or directors of corporations that are acquired by the Company in substitution of awards previously granted to by such corporations to such persons. Any such substitute awards will not reduce the number of shares of common stock available for issuance under the 2013 Plan.
Forfeiture
The Committee may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for "cause" (as defined in the 2013 Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company. Unless otherwise provided by the Committee and set forth in an award agreement, if (i) a participant's service is terminated for "cause" or (ii) after termination of service for any other reason, the Committee determines in its discretion either that, (A) during the participant's period of service, the participant engaged in an act which would have warranted termination from service for "cause" or (B) after termination, the participant engaged in conduct that violates any continuing obligation or duty of the participant in respect of the Company or any of its subsidiaries, such participant's rights, payments and benefits with respect to such award may be subject to cancellation, forfeiture and/or recoupment.

Right of Recapture
If within one year after gain is realized by a participant in connection with an award (e.g. exercise of a stock option), either (i) the participant is terminated for "cause," or (ii) after termination of service for any other reason, the Committee determines in its discretion either that, (A) during the participant's period of Service, the Participant engaged in an act which would have warranted termination from service for "cause" or (B) after termination, the participant has engaged in conduct that violates any continuing obligation or duty of the participant in respect of the Company or any of its subsidiaries, then any gain realized by the participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an award, will be paid by the participant to the Company upon notice from the Company, subject to applicable state law.
Further, if a participant receives compensation pursuant to an award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, upon the written request of the Company, forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with (i) the Company's compensation recovery, "clawback" or similar policy, as may be in effect from time to time and (ii) any compensation recovery, "clawback" or similar policy made applicable by law including the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Tax Withholding
Participants in the 2013 Plan are responsible for the payment of any taxes or similar charges required by law to be paid or withheld from an award or an amount paid in satisfaction of an award.
Deferrals of Payment
The Committee may in its discretion permit participants in the 2013 Plan to defer the receipt of payment of cash or delivery of shares of common stock that would otherwise be due by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award; provided, however, that such discretion shall not apply in the case of a stock option or stock appreciation right.
Term, Amendment and Termination
The term of the 2013 Plan is ten years from the date it was approved by the Board. The Board may amend, modify, suspend or terminate the 2013 Plan at any time. However, no termination or amendment of the 2013 Plan will adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award. The Board may seek the approval of any amendment by the Company's shareholders to the extent it deems necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange, or for any other purpose.
US Federal Income Tax Consequences
The following summarizes the United States federal income tax consequences of awards under the 2013 Plan, as currently in effect. Federal tax treatment may change should the Code be amended. State, local and foreign tax treatment, which is not discussed below, may vary from such federal income tax treatment. The following is not to be considered as tax advice to any award holder, and any such persons are advised to consult their own tax counsel. Neither the administrator nor the Company is in a position to assure any particular tax result.
Stock Options
An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of common stock over the exercise price. The tax basis of the shares of common stock in the hands of the optionee will equal the exercise price paid for the shares of common stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of common stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of common stock will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares of common stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.
An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of the Company at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of common stock before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.
Other Awards
The current United States federal income tax consequences of other awards authorized under the 2013 Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) RSUs and performance awards are generally subject to ordinary income tax at the time of payment; and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.
Section 162(m)
Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the Chief Executive Officer and the Company's other most highly paid executive officers. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing us the full federal tax deduction otherwise permitted for such compensation.
Description of New Awards Granted to Named Executive Officers
The Committee has awarded performance-based RSUs to each of the Company's named executive officers on March 1, 2013, subject to the approval of the 2013 Plan by the Company's shareholders at the Meeting.
New Plan Benefits
The following table discloses the awards granted to the persons or groups specified below under the 2013 Plan:

Name and Position	Number of Shares at Target(1)
Sam L. Susser, President & CEO	120,383
Mary E. Sullivan, Executive Vice President, Chief Financial Officer & Treasurer	12,347
Steven C. DeSutter, Executive Vice President and President and CEO - Retail Operations	12,347
E.V. Bonner, Jr., Executive Vice President, Secretary and General Counsel	12,347
Rocky B. Dewbre, Executive Vice President and President/Chief Operating Officer-Wholesale	12,347
Executive Group	169,771
Non-Executive Director Group	—
Non-Executive Officer Employee Group	8,517
________________
(1) Includes performance-based RSUs granted by the Committee under the 2013 Plan to our NEOs, subject to shareholder approval of the 2013 Plan. Includes performance-based RSUs, subject to one-year performance hurdles based on achieving target levels of fuel-margin-neutral adjusted EBITDAR and performance-based RSUs, subject to three-year performance hurdles based on two to four of the following criteria as appropriate for each NEO's area of responsibility: achieving target levels of fuel-margin-neutral adjusted EBITDAR, total shareholder return, same store merchandise and motor fuel sales, reduction in store manager turnover and increases in the SUSP cash distribution.
Except as set forth above, the benefits or amounts that may be received by, or allocated to, the Company's Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executives, all executives as a group, non-executive directors as a group, and non-executive officer employees as a group are granted by the Committee on a discretionary basis and, as such, are not determinable as awards under the 2013 Plan.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SUSSER HOLDINGS CORPORATION 2013 EQUITY INCENTIVE PLAN

PROPOSAL 5: APPROVAL OF THE SUSSER HOLDINGS CORPORATION SECTION 162(M) PERFORMANCE INCENTIVE PLAN

At the 2013 annual meeting, shareholders are being asked to approve the adoption of the Susser Holdings Corporation Section 162(m) Performance Incentive Plan (the "Incentive Plan"). Our Board of Directors unanimously approved the adoption of the Incentive Plan on April 3, 2013, subject to shareholder approval of the Incentive Plan. The Incentive Plan will be effective with respect to calendar years beginning on or after January 1, 2013.
As our executive officers are eligible to participate in the Incentive Plan, they have a significant interest in this matter.
Background
The purposes of the Incentive Plan are to assist the Company in attracting, motivating and retaining employees who have significant responsibility for the growth and long-term success of the Company and to facilitate a means of providing both annual and long-term incentive compensation for certain of the Company's employees in a manner that qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)").
Section 162(m) generally imposes an annual deduction limit of $1 million on the amount of compensation paid to each of our NEOs. This deduction limit does not apply to qualified "performance-based compensation." "Performance-based compensation" must be paid solely on account of the attainment of one or more pre-established and objective performance goals. In addition, the material terms of the performance goals must be disclosed to and subsequently approved by the shareholders of the publicly held corporation before the compensation is paid.
The Company is seeking shareholder approval of the Incentive Plan so that certain incentive compensation may qualify as "performance-based compensation." By approving the Incentive Plan, the shareholders will be specifically approving, among other things:

•	The eligibility requirements for participation in the Incentive Plan.

•	The maximum dollar amount that a participant may receive in any calendar year.

•	The performance criteria that may be used by the compensation committee of our Board of Directors (the "Committee") to establish the performance goals applicable to awards under the Incentive Plan.
If shareholders fail to approve the proposal, such incentive compensation will be subject to the deduction limit under Section 162(m).
Please note that interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be treated as "performance-based compensation." In addition, the Committee reserves the right to use its judgment to authorize compensation payments that do not qualify as "performance-based compensation" when the Committee believes that such payments are appropriate and in the best interests of the Company.
The following summary of certain features of the Incentive Plan is not a complete description of all of the provisions of the Incentive Plan, and is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Annex B to this proxy statement.
Description of the Incentive Plan
Administration
The Incentive Plan is administered by the Committee or any subcommittee thereof consisting of at least two members of the Board who are "outside directors" under Section 162(m). Subject to the limitations set forth in the Incentive Plan, the Committee has the authority to determine the eligible employees to whom, and the time or times at which, awards may be granted, determine the performance period, determine the performance goals and all other terms of the awards, interpret the Incentive Plan and make all other determinations necessary or advisable for the administration of the Incentive Plan.
Eligibility
Awards under the Incentive Plan may be granted to any employee or executive officer of the Company or any of its subsidiaries who is or, in the opinion of the Committee, may become a "covered employee" within the meaning of Section 162(m).

Awards
The Committee may grant awards under the Plan with respect to one or more performance periods. Performance periods may run consecutively and/or concurrently, as determined by the Committee. Awards under the Plan may be paid in cash or shares of common stock Company authorized under the Company's 2013 Equity Incentive Plan (and subject to the terms and conditions of such plan), based upon the fair market value of such shares at the time of payment. Payment of awards under the Plan is contingent upon the achievement of performance goals with respect to the applicable performance period.
Performance Criteria
The criteria upon which performance goals may be based will be one or any combination of the following, for the Company or any identified subsidiary or business unit, as determined by the Committee at the time of the award: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent (including on a fuel-margin-neutral or other objective basis); (x) share price (including, but not limited to growth measures and total shareholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) store openings or store count; (xix) store sales (including on a same store basis) or sales per square foot, (xx) revenue mix; (xxi) fuel volumes; (xxii) fuel margins; (xxiii) operating efficiency; (xxiv) product diversification; (xxv) market penetration; (xxvi) measurable achievement in quality, operation or compliance initiatives; (xxvii) quarterly dividends or distributions; (xxviii) employee retention or turnover; or (xxix) any combination of or a specified increase in any of the foregoing. Each of the performance criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time of grant of the award including, without limitation, GAAP. The performance criteria may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions of such companies), as specified by the Committee.
The performance goals shall be the levels of achievement relating to the performance criteria selected by the Committee. The performance goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal.
At the time that an award is granted, the Committee may provide that performance will be measured in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items, and the cumulative effects of accounting or tax law changes.
Further, the Committee shall have the right, in its discretion, to reduce or eliminate the amount otherwise payable to any participant under an award and to establish rules or procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that is otherwise payable under an award.
Following the conclusion of the performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved.
Award Limitation
The maximum amount that may become payable to any one Participant during any one calendar year under all awards is limited to $2,000,000.
Accounting Restatement
If a participant receives compensation pursuant to an award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, upon the written request of the Company, forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with (i) the Company's compensation recovery, "clawback" or similar policy, as may be in effect from time to time and (ii) any compensation recovery, "clawback" or similar policy made applicable by law including the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Tax Withholding
Any payment under the Incentive Plan shall be subject to applicable federal, state or local income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.

Amendment and Termination
The Board may amend, suspend or terminate the Incentive Plan at any time. However, no such amendment, suspension or termination may adversely affect the rights of any participant with respect to awards then outstanding.
US Federal Income Tax Consequences
Awards under the Plan will generally be subject to ordinary US federal income tax at the time of payment. Please note that federal tax treatment may change should the Code be amended and state, local and foreign tax treatment may vary from federal income tax treatment. This disclosure is not to be considered as tax advice to any award holder, and any such persons are advised to consult their own tax counsel. Neither the administrator nor the Company is in a position to assure any particular tax result.
New Plan Benefits
Subject to stockholder approval of the Incentive Plan, the Committee granted the following executives the opportunity to earn the amounts set forth below under the plans:
New Plan Benefits
The following table discloses the awards granted to the persons or groups specified below under the Incentive Plan:

Name and Position	Bonus Dollars at Target(1)
Sam L. Susser, President & CEO	$487,500
Mary E. Sullivan, Executive Vice President, Chief Financial Officer & Treasurer	175,043
Steven C. DeSutter, Executive Vice President and President and CEO - Retail Operations	292,172
E.V. Bonner, Jr., Executive Vice President, Secretary and General Counsel	191,605
Rocky B. Dewbre, Executive Vice President and President/Chief Operating Officer-Wholesale	176,475
Executive Group	$1,322,794
(1) Represents bonus amounts payable at 100% of the target level of the applicable performance measure for fiscal 2013 for awards made to our NEOs under the Incentive Plan, subject to shareholder approval.
Except as set forth above, the benefits or amounts that may be received by, or allocated to, the Company's Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executives, all executives as a group, non-executive directors as a group, and non-executive officer employees as a group are granted by the Committee on a discretionary basis and, as such, are not determinable as awards under the Incentive Plan.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SUSSER HOLDINGS CORPORATION SECTION 162(m) PERFORMANCE INCENTIVE PLAN

OTHER MATTERS
Other Business
We have not received notice as required under our bylaws of any other matters to be proposed at the Meeting. Consequently, the only matters to be acted on at the Meeting are those described in this proxy statement, along with any necessary procedural matters related to the Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Meeting calling for a vote of the shareholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

Certain Relationships and Related Person Transactions
Leasing Transactions
We lease nine of our convenience stores and two of our dealer locations from related parties, including: Sam L. Susser, our President and Chief Executive Officer and a director; Sam J. Susser, a director; Jerry Susser; and various entities affiliated with Sam L. Susser, Sam J. Susser, and members of their immediate families. In connection with the leasing of these properties, we made rental payments during the previous fiscal year to the persons set forth below and in the amounts set forth opposite such person’s name.

Lessor	Fiscal 2012
Sam L. Susser	$173,729
Susser Holdings II, L.P. (1)	1,559,272
McPherson Street Partners, L.P. (2)	39,000
Sam J. Susser	33,000
S.J. Susser Family Partnership, L.P. (3)	170,000
________________

(1)	Susser Holdings II, L.P. is wholly owned by Sam L. Susser.

(2)	Sam L. Susser owns a 45.0% interest in McPherson Street Partners, L.P.

(3)
Sam J. Susser and his spouse each own a 48% limited partnership interest in the S. J. Susser Family Partnership, L.P; Sam L. Susser also owns a 1.0% limited partnership interest and SJS Management LLC, which is 100% owned by Sam J. Susser and his spouse, owns a 1% general partnership interest. Family members of Sam J. Susser and Sam L. Susser hold the remaining 2% limited partnership interest.

Generally, we have the option to renew these leases. We believe the lease and renewal rates for such leased properties are no less favorable to us than we could have obtained in an arm’s length transaction.
Use of Private Aircraft
Sam L. Susser owns an aircraft, which is used by us for business purposes in the course of operations. We pay Mr. Susser a fee based on the number of hours flown, and reimburse the aircraft management company for fuel and the actual out-of-pocket costs of pilots and their related expenses for Company use of the aircraft. In connection with this arrangement, we made payments to Mr. Susser in the amount of $0.3 million, $0.3 million and $0.3 million during 2010, 2011 and 2012, respectively. Based on current market rates for chartering of private aircraft, the terms of this arrangement are comparable (or more favorable to the company) than those we could have obtained in an arm’s length transaction.
Employment of Jerry Susser
Jerry Susser is employed as Vice President of Real Estate for us and, for services performed during 2012, received annual compensation of $162,348 and a bonus of $102,619. Mr. Susser is the brother of Sam J. Susser, one of our directors, and an uncle of Sam L. Susser, our President and Chief Executive Officer and a director. The compensation and bonus amounts paid to Jerry Susser in return for the services he provides (and has provided) are comparable (or more favorable to the Company) than those we would expect to pay an unaffiliated party after arm’s length negotiations.

Susser Company Ltd.
Our subsidiary, Susser Company Ltd., a Texas limited partnership, is 85.18% owned by its limited partner, Stripes LLC, 7.41% owned by its general partner, Sam J. Susser, and 7.41% owned by its general partner, Jerry Susser. Sam J. Susser and Jerry Susser have agreed that they have no right to distributions from Susser Company Ltd. and no management or voting control and have given their proxy for all partnership matters to Stripes LLC.
Policy Regarding Transactions with Affiliates
Our audit committee’s written charter requires the audit committee to review, discuss with management and the independent auditor and approve any transactions or courses of dealings with related parties, including our significant shareholders, directors (or director nominees), corporate officers or other members of senior management and their family members, that are significant in size or involve terms or other considerations that differ from those that would likely be negotiated with independent parties. Our Code of Business Conduct and Ethics, in turn, requires that all potential conflicts of interest (including related party transactions) be disclosed to our General Counsel. If our General Counsel is notified of a proposed transaction of anything more than nominal value or significance that would, directly or indirectly, benefit one or more related parties, our audit committee is notified of the potential related party transaction. If any member of the audit committee has an interest in the proposed transaction, that member is required to recuse himself from consideration and approval of such transaction. Such transactions are approved only in the event that the audit committee concludes that the transaction is in our best interest and on terms no less favorable to us than those available in an arms-length transaction.
Section 16(a) Beneficial Ownership Reporting Compliance
Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of more than 10 percent of a class of our equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in those securities, by specified dates. Based solely upon a review of reports on Forms 3 and 4 (including any amendments) furnished to us during our most recent fiscal year and reports on Form 5 (including any amendments) furnished to us with respect to our most recent fiscal year, and written representations from officers and directors that no Form 5 was required, we believe that all filings applicable to our officers, directors and beneficial owners required by Section 16(a) of the Exchange Act were filed on a timely basis during 2012, except that one late Form 4 was filed by each of Sam J. Susser (reporting the purchase of common stock by a spouse) and Bruce Krysiak (reporting execution of a sale of common stock pursuant to a 10b5-1 plan) due to administrative errors.

Shareholder Proposals
Proposals to be included in the proxy statement
In order to be included in the our proxy materials for presentation at the 2014 annual meeting, a shareholder proposal pursuant to Rule 14a-8 Exchange Act must be received by the Secretary of the Company at our principal executive offices by December 17, 2013, and must comply with the requirements of Rule 14a-8.
Director nominations and other proposals
Our bylaws require that for nominations of persons for election to the board of directors or the proposal of business not included in our notice of the meeting to be considered by the shareholders at an annual meeting, a shareholder must give written notice thereof not less than 90 days and not more than 120 days prior to the first anniversary of the prior year's meeting date.
To be timely for the 2014 annual meeting of shareholders, that notice must be delivered to the Secretary of the Company at our principal executive offices between January 21, 2014 and February 20, 2014. Proposals that do not comply with these notice provisions and with the other requirements set forth in our bylaws will not be considered at the Company's 2014 annual meeting. Therefore, we recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at our principal executive offices.

Shareholder List
A complete list of those Shareholders will be open to examination by any Shareholder for any purpose germane to the annual meeting during ordinary business hours at the executive offices of the Company for a period of ten days prior to the annual meeting.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing we make under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Audit Committee Report" and "Compensation Committee Report" (to the extent permitted by the applicable rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders to be held on May 21, 2013: Our 2012 Proxy Statement and Annual Report for the year ended December 30, 2012, are available free of charge at http://investor.susser.com/annual-proxy.cfm.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

By order of the Board of Directors,

E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

ANNEX A
SUSSER HOLDINGS CORPORATION
2013 EQUITY INCENTIVE PLAN

1.Purpose. The purpose of the Susser Holdings Corporation 2013 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company's stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.
2.Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Stock Award granted under the Plan.
“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act
“Board” means the Board of Directors of the Company.
“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.
“Cause” shall have the meaning set forth in Section 13.2 hereof.
“Change in Control” shall have the meaning set forth in Section 12.2 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.
“Common Stock” means the Company's common stock, par value $0.01 per share.
“Company” means Susser Holdings Corporation, a Delaware corporation or any successor thereto.
“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Effective Date” shall have the meaning set forth in Section 15.1 hereof.
“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, with respect to a share of Common Stock as of a given date, the closing price as reported on the New York Stock Exchange or other principal exchange on which the Common Stock is then listed on such date or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
“Performance Criteria” shall have the meaning set forth in Section 10.3 hereof.
“Performance Goals” shall have the meaning set forth in Section 10.4 hereof.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Plan” means the Susser Holdings Corporation 2013 Equity Incentive Plan as set forth herein, effective and as may be amended from time to time as provided in Section 15 hereof.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Service” means a Participant's employment with the Company or any Subsidiary or a Participant's service as a Non-Employee Director, consultant or other service provider with the Company, as applicable.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
3.Administration.

3.1    Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.
3.2    Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant's Service and the termination of such Service for purposes of any Award, (vi) correct any technical defect(s) or technical omission(s) or reconcile any technical inconsistency(ies) in the Plan or any Award thereunder and (vii) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3    Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
4.Shares Subject to the Plan.
4.1    Number of Shares Reserved. Subject to adjustment as provided in Section 4.3 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 1,750,000 (the “Share Reserve”). Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
4.2    Share Replenishment. To the extent that an Award granted under this Plan or an award granted under the Company's 2006 Equity Incentive Plan (a “2006 Plan Award”) is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award or 2006 Plan Award or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company. For the avoidance of doubt, shares that are (i) withheld from an Award or 2006 Plan Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or 2006 Plan Award or (ii) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right shall not be deemed to constitute delivered shares and will be available for future Awards under the Plan.
4.3    Awards Granted to Eligible Persons Other Than Non-Employee Directors. For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals, and (iv) Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals that are granted to any Eligible Person other than a Non-Employee Director during any calendar year shall be limited to 200,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 4.5 hereof).

4.4    Awards Granted to Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Stock Awards granted to any Non-Employee Director during any calendar year shall be limited to 100,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 4.5 hereof).
4.5    Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 4.3 and 4.4 hereof, (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.
5.Eligibility and Awards.
5.1    Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.
5.2    Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
5.3    Award Agreements. Each Award granted to an Eligible Person under the Plan may be represented in an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 14.1 hereof.
6.Stock Options.
6.1    Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.
6.2    Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.
6.3    Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Option upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.
6.4    Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten

(10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a period following a termination of Service for any reason.
6.5    Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, or, to the extent permitted by the Committee in its sole discretion (ii) (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.
6.6    Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant's death as provided in Section 14.2 hereof and (ii) subject to prior approval by the Committee, in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant's “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933). The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited.
6.7    Additional Rules for Incentive Stock Options.
(a)Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.
(b)Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted.
(c)Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.
(d)Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e)Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(f)Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the

Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.8    Repricing Prohibited; Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed. Dividends may not be paid with respect to Stock Options and dividend equivalent rights may not be granted with respect to the shares of Common Stock subject to Stock Options.
7.Stock Appreciation Rights.
7.1    Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 14.2 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.
7.2    Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right upon a Change in Control or upon termination of Service under certain circumstances as set forth in the Award Agreement or otherwise. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.
7.3    Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either on the Date of Grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.
7.4    Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.
7.5    Repricing Prohibited; Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed. Dividends may not be paid with respect to Stock Appreciation Rights and dividend equivalent rights may not be granted with respect to the shares of Common Stock subject to Stock Appreciation Rights.
8.Restricted Stock Awards.
8.1    Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
8.2    Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company.
8.3    Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 14.2 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.
8.4    Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, other than, pursuant to the terms of the Award Agreement, the right to receive dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of cash dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting of the Restricted Stock Award. Any dividend or distribution with respect to Restricted Stock Awards that are subject to performance-based vesting will be subject to the same restrictions as the underlying Restricted Stock Award.
8.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
9.Restricted Stock Units.
9.1    Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 14.2 hereof.
9.2    Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Unit upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement. If the vesting requirements of a Restricted Stock Units Award are not satisfied, the Award shall be forfeited.
9.3    Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.
9.4    Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion, and will be paid at the time the underlying Restricted Stock Unit is payable. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.
9.5    No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
10.Cash Performance Awards and Performance Criteria.
10.1    Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts shall be based on the attainment of specified levels of attainment with respect to the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. With respect to Cash Performance Awards and other Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, before the 90th day of the applicable performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of such performance period), the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment/vesting upon achievement of the Performance Goals. Cash Performance Awards shall be non-transferable, except as provided in Section 14.2 hereof.
10.2    Award Agreements. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement.
10.3    Performance Criteria. For purposes of Cash Performance Awards and other Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, the Performance Criteria shall be one or any combination of the following, for the Company or any identified Subsidiary or business unit, as determined by the Committee at the time of the Award: (1) net earnings; (2) earnings per share; (3) net debt; (4) revenue or sales growth; (5) net or operating income; (6) net operating profit; (7) return measures (including, but not limited to, return on assets, capital, equity or sales); (8) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (9) earnings before or after taxes, interest, depreciation, amortization and/or rent (including on a fuel-margin-neutral or other objective basis); (10) share price (including, but not limited to growth measures and total stockholder return); (11) expense control or loss management; (12) customer satisfaction; (13) market share; (14) economic value added; (15) working capital; (16) the formation of joint ventures or the completion of other corporate transactions; (17) gross or net profit margins; (18) store openings or store count; (19) store sales (including on a same store basis) or sales per square foot, (20) revenue mix; (21) fuel volumes; (22) fuel margins; (23) operating efficiency; (24) product diversification; (25) market penetration; (26) measurable achievement in quality, operation or compliance initiatives; (27) quarterly dividends or distributions; (28) employee retention or turnover; or (29) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.

10.4    Performance Goals. For purposes of Cash Performance Awards and other Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.
10.5    Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items, and the cumulative effects of accounting or tax law changes.
10.6    Maximum Amount of Cash Performance Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Performance Awards is limited to $2,000,000.
10.7    Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under an Award. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that is otherwise payable to any Participant under a Cash Performance Award or other Award intended to qualify as “performance-based compensation” under 162(m) of the Code.
10.8    Certification. Following the conclusion of the performance period of a Cash Performance Award or other Award intended to qualify as “performance-based compensation” under 162(m) of the Code, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.
10.9    Payment. Upon certification of the Performance Goals for a Cash Performance Award, or other Award intended to qualify as “performance-based compensation” under 162(m) of the Code, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. All payments under the Plan shall generally be paid no later than March 15 of the year following the year in which the applicable Performance Period ends. Notwithstanding the foregoing, Cash Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment.
11.Stock Awards.
11.1    Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors' compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.
11.2    Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
12.Change in Control.
12.1    Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to the occurrence of such event or upon a termination of employment following such event; and (d) if all or substantially all of the Company's outstanding shares of Common Stock transferred in exchange for cash consideration in connection with such Change in Control: (i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Awards (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero.
12.2    Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events:
(a)Any Person becomes the Beneficial Owner, directly or indirectly, of more than thirty-five percent (35%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of voting securities of the Company directly from the Company, including without limitation, a public offering of securities or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.
(b)During any period of two consecutive years, individuals who constitute the Board as of the beginning of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election to the Board, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors (including directors whose election or nomination was previously so approved), shall be considered as though such individual were a member of the Board as of the beginning of such two-year period.
(c)Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of deferred compensation, “Change of Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.
13.Forfeiture Events.
13.1    General. The Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.
13.2    Termination for Cause.
(a)Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant's Service with the Company or any Subsidiary shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant's period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant's rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act which would have warranted termination from Service for Cause or engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant's rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for Cause as provided in this Section 13.2.
(b)Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:
(i)if a Participant has an effective employment agreement, service agreement or other similar agreement with the Company or a Subsidiary that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant's termination of Service; or, in the absence of such definition,
(ii)(A) the Participant's conviction of, or plea of guilty or nolo contendere to, a felony, or the Participant's commission of an act of fraud or embezzlement against the Company or its affiliates; (B) the Participant's willful and material breach of any employment agreement between the Company or any Subsidiary and the Participant that is economically harmful to the Company; (C) the Participant's willful misconduct that is economically injurious to the Company or its affiliates; (D) the Participant's willful failure to follow the lawful directives of the Board; or (E) the Participant's material failure or neglect to carry out his job functions (other than by reason of a physical or mental impairment), that continues after the Participant has been provided with specific notice of such failure or neglect, and a reasonable opportunity to correct the same. For purposes hereof, no act, or failure to act, by the Participant shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or its Subsidiaries.
13.3    Right of Recapture.
(c)General. If at any time within one (1) year after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock Award, Restricted Stock Award or Restricted Stock Units vests or becomes payable or on which a Cash Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant terminates from Service for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant's period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company, subject to applicable state law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).
(d)Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan (whether a Stock Option, Cash Performance Award or otherwise) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company's compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company's equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy. Although not required to give effect to the provisions of this Section 13.3(b), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of the Policy.
14.General Provisions.
14.1    Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.
14.2    No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such Award under the participant's last will or by such Participant's executors, personal representatives or distributees of such Award in accordance with the Participant's will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death.
14.3    Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
14.4    No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.
14.5    Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.
14.6    Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided, that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant's termination of Service (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
14.7    Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.
14.8    Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not reduce the number of shares of Common Stock available for issuance under the Plan.
14.9    Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value equal to the minimum statutory tax or similar charge required to be paid or withheld.
14.10    Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.
14.11    Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
14.12    Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant's executor, administrator and permitted transferees and beneficiaries.
14.13    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
14.14    Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.
14.15    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
14.16    No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.
14.17    Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.
15.Term; Amendment and Termination; Stockholder Approval.
15.1    Term. The Plan shall be effective as of the date of the annual general meeting of stockholders in 2013 (the “Effective Date”) if the Company's stockholders approve of the Plan. Subject to Section 15.2 hereof, the Plan shall terminate on April 3, 2023. No awards have been granted under the Company's 2006 Equity Incentive Plan since March 15, 2013 and, if the Plan is approved by the Company's stockholders, no awards will be granted under the Company's 2006 Equity Incentive Plan following the Effective Date.
15.2    Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company's stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose.
15.3    Re-Approval of Performance Criteria. At the discretion of the Board, for purposes of compliance with Section 162(m) of the Code, the Performance Criteria (or other designated performance goals) shall again be subject to approval by the Company's stockholders no later than the 2018 Annual General Meeting of Stockholders.

ANNEX B
SUSSER HOLDINGS CORPORATION
SECTION 162(m) PERFORMANCE INCENTIVE PLAN
Section 1.    Purpose
The purposes of this Susser Holdings Corporation Section 162(m) Performance Incentive Plan are to assist the Company in attracting, motivating and retaining employees who have significant responsibility for the growth and long-term success of the Company and to facilitate a means of providing both annual and long-term incentive compensation for certain of the Company's employees in a manner that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.
Section 2.    Definitions
The following capitalized words as used herein shall have the following meanings:
(a)    “Award” means a cash-based award that is granted under the Plan to an Eligible Employee by the Committee, the payment of which is contingent upon the achievement of Performance Goals, as determined by the Committee in accordance with the Plan.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Committee” means the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).
(d)    “Company” means Susser Holdings Corporation, a Delaware corporation.
(e)    “Eligible Employee” means any employee or executive officer of the Company or any of its subsidiaries who is or, in the opinion of the Committee, may become a “covered employee” within the meaning of Section 162(m).
(f)    “GAAP” means accounting principles generally accepted in the United States of America from time to time.
(g)    “Participant” means an Eligible Employee granted an Award under the Plan.
(h)    “Performance Criteria” shall have the meaning set forth in Section 4(b) hereof.
(i)    “Performance Goals” shall have the meaning set forth in Section 4(c) hereof.
(j)    “Performance Period” means a period determined by the Committee over which the Performance Goals set forth in the Award are to be achieved.
(k)    “Plan” means this Susser Holdings Corporation Section 162(m) Performance Incentive Plan, as it may be amended from time to time.
(l)    “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
Section 3.    Administration of the Plan
(a)    Committee Members. The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.
(b)    Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Employees to whom, and the time or times at which, Awards may be granted, the Performance

Period, the Performance Criteria and the Performance Goals, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Employees, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
(c)    Delegation of Authority. The Committee may delegate, to any appropriate officer or employee of the Company, responsibility for certain ministerial functions (but not the exercise of discretion) under the Plan.
Section 4.    Awards
(a)    Grant of Awards. The Committee may grant to any Eligible Employee Awards under the Plan with respect to one or more Performance Periods under the Plan. Performance Periods may run consecutively and/or concurrently, as determined by the Committee. Before the 90th day of the Performance Period (or, if the Performance Period is less than one year, no later than the number of days which is equal to 25% of such Performance Period), the Committee will determine the type of the Award, the duration of the Performance Period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment to be made upon achievement of the Performance Goals.
(b)    Performance Criteria. For purposes of Awards granted under the Plan, the “Performance Criteria” shall be one or any combination of the following, for the Company or any identified subsidiary or business unit, as determined by the Committee at the time of the Award: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent (including on a fuel-margin-neutral or other objective basis); (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) store openings or store count; (xix) store sales (including on a same store basis) or sales per square foot, (xx) revenue mix; (xxi) fuel volumes; (xxii) fuel margins; (xxiii) operating efficiency; (xxiv) product diversification; (xxv) market penetration; (xxvi) measurable achievement in quality, operation or compliance initiatives; (xxvii) quarterly dividends or distributions; (xxviii) employee retention or turnover; or (xxix) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time of the Award including, without limitation, GAAP.
(c)    Performance Goals. For purposes of Awards granted under the Plan, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions of such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.
(d)    Adjustments. At the time that an Award is established, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items, and the cumulative effects of accounting or tax law changes.
(e)    Maximum Amount of Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Awards is limited to $2,000,000.
(f)    Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under an Award. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that is otherwise payable to any Participant under an Award.
Section 5.    Payment of Awards
(a)    Certification. Following the conclusion of the Performance Period of an Award, the Committee shall certify in writing whether the Performance Goals for that Performance Period have been achieved, or certify the degree of achievement, if applicable.
(b)    Payment. Upon certification of the Performance Goals for an Award, the Committee shall determine the amount of payment to the Participant pursuant to the Award, if any. All payments under the Plan shall generally be paid no later than March 15 of the year following the year in which the applicable Performance Period ends. Notwithstanding the foregoing, Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of common stock of the Company authorized under the Company's 2013 Equity Incentive Plan (and subject to the terms and conditions of such plan), based upon the fair market value of such shares at the time of payment.
(c)    Employment Requirement. In the event of the termination of employment of a Participant with the Company or a subsidiary before the payment of an Award, the Award shall be forfeited and automatically be cancelled without further action of the Company or the Committee, subject to such conditions as may be approved by the Committee for certain circumstances of termination of employment, such as death or disability, if approved by the Committee in its sole discretion.
(c)    Tax Withholding. Any payment under the Plan shall be subject to applicable federal, state or local income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.
(e)    Deferral of Payments. The Committee may in its discretion grant an Award that provides a Participant the opportunity to elect in writing to defer up to 100% of the payment of amounts payable under the Award, with the election to be made in the manner specified by the Committee and in compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The Committee may in its discretion provide for interest or other investment return on any such deferred amounts.
Section 6.    General Provisions
(a)    Effective Date. Subject to the approval of the Company's stockholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2013.
(b)    Amendment and Termination. The Company may, from time to time, by action of the Board, amend, suspend or terminate any or all of the provisions of the Plan, but no such amendment, suspension or termination shall adversely affect the rights of any Participant with respect to Awards then outstanding. Notwithstanding the foregoing, no amendment will be effective without stockholder approval if such approval is required to satisfy the requirements of Section 162(m). For purposes of Section 162(m), the material terms of the Plan must be re-approved by the stockholders no later than the 2018 Annual General Meeting of Stockholders.
(c)    Other Compensation. Nothing contained in the Plan shall prohibit the Company or any subsidiary from establishing other additional incentive compensation arrangements for one or more employees of the Company or from paying compensation outside of the terms of the Plan, whether or not such compensation qualifies as “performance-based compensation” under Section 162(m).
(d)    No Right to Employment. Nothing in the Plan shall be deemed to give any Participant the right to remain employed by the Company or any subsidiary or to limit, in any way, the right of the Company or any subsidiary to terminate, or to change the terms, of a Participant's employment at any time.
(e)    Funding. The Plan shall be unfunded. The Company shall not be required to segregate any assets to ensure payment of any Awards.
(f)    Interpretation and Construction. Any provision of the Plan that would prevent any Award that is intended to qualify as “performance-based compensation” under Treasury Regulation § 1.162-27(e) from so qualifying shall be interpreted and construed to carry out such intention and any provision that cannot be so interpreted and construed shall be disregarded. All references in the Plan to sections of the Internal Revenue Code or to Treasury Regulations shall be interpreted to include any amendment or successor provisions thereto.
(g)    Accounting Restatement. If a Participant receives compensation pursuant to an Award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company's compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company's equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy. Although not required to give effect to the provisions of this Section 6(g), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of the Policy.
(h)    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice-of-law rules.

SUSSER Holdings Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

	For	Withhold
01 - Armand S. Shapiro	☐	☐
02 - Sam L. Susser	☐	☐

	For	Against	Abstain
2. Advisory Vote to Approve Susser's 2012 Executive Compensation.	☐	☐	☐
3. Ratification of the Appointment of Ernst & Young LLP as Susser's Independent Registered Public Accounting Firm for 2013.	☐	☐	☐
4. Approval of Susser Holdings Corporation 2013 Equity Incentive Plan.	☐	☐	☐
5. Approval of Susser Holdings Corporation Section 162(m) Performance Incentive Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

I (we) hereby revoke all proxies previously given to vote at the meeting or any adjournments thereof and acknowledge receipt of the Notice of Annual Meeting and Proxy Statement. If shares are held by joint tenants, or as community property, all holders must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate full title or capacity in which you are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 6 0 5 1 9 2

01MSWB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SUSSER Holdings Corporation

Proxy — Susser Holdings Corporation — May 21, 2013 Annual Meeting

Proxy Solicited on Behalf of the Board of Directors

By signing on the reverse side, I (we) hereby appoint each of E.V. Bonner, Jr. and Mary E. Sullivan as proxies (with full power to act without the other and with full power of substitution) to attend, represent and vote my (our) shares entitled to vote at the Company's Annual Meeting of Shareholders to be held on May 21, 2013, or at any adjournment or postponement thereof, in the manner stated on the reverse side hereof, and in their discretion on any other matter that may properly come before the meeting.

Sign, date and return this card promptly using the enclosed envelope. The shares represented by this proxy will be voted in accordance with the instructions designated on the reverse side. If this proxy is signed and returned without specific instructions as to any item, it will be voted FOR the election of the two directors named and FOR proposals 2, 3, 4 and 5.

The Company's Proxy Statement and Annual Report are available at http://investor.susser.com